UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2016

To our shareholders:

I am pleased to invite you to the Annual General Meeting of Shareholders of Quotient Limited (“Quotient” or the Company) to be held on October 28, 2016, at 4:00 p.m., local time, at The Fairmont Princess Hotel, Hamilton, Bermuda. Information about the meeting is presented on the following pages.

Details regarding admission to the meeting and the business that will be conducted are described in the accompanying Notice of Annual General Meeting and Proxy Statement.

Rules adopted by the U.S. Securities and Exchange Commission (“SEC”) allow companies to make materials available to security holders using either the “notice and access” or “full set delivery” options. This year, we have elected to mail proxy materials and our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 31, 2016, to our shareholders using the “full set delivery” option. However, in the future, we may take advantage of the “notice and access” option.

Whether or not you plan to attend the meeting, your vote is important, and we encourage you to review the proxy materials and vote as soon as possible using the instructions provided in the Notice. All voters may sign, date and mail the proxy card in the envelope provided. If you hold your shares in street name, you may also vote your shares over the Internet or via a toll-free (in the United States) telephone number contained in the voting instructions included with your proxy materials. Instructions regarding the methods of voting are contained in the Notice or proxy card.

Thank you for your continued support of Quotient. We look forward to seeing you on October 28, 2016.

Sincerely,

Paul Cowan Chief Executive Officer and Chairman of the Board of Directors

Notice of Annual General Meeting of Shareholders

To Be Held on October 28, 2016 at The Fairmont Princess Hotel, Hamilton, Bermuda

DATE: October 28, 2016

TIME: 4:00 p.m., local time

PLACE: The Fairmont Princess Hotel, 76 Pitts Bay Road, Pembroke, Hamilton, Bermuda

RECORD DATE: August 26, 2016

PURPOSE OF MEETING: Presenting the Company’s accounts for the fiscal year ended March 31, 2016, together with the auditors’ reports on those accounts, to the shareholders at the Annual General Meeting and passing the following ordinary resolutions and to transact such other business as may properly come before the Annual General Meeting:

ORDINARY RESOLUTIONS

Re-election of directors

1) THAT Paul Cowan be re-elected as a director of the Company.

2) THAT Thomas Bologna be re-elected as a director of the Company.

3) THAT Frederick Hallsworth be re-elected as a director of the Company.

4) THAT Brian McDonough be re-elected as a director of the Company.

5) THAT Sarah O’Connor be re-elected as a director of the Company.

6) THAT Heino von Prondzynski be re-elected as a director of the Company.

7) THAT Zubeen Shroff be re-elected as a director of the Company.

8) THAT John Wilkerson be re-elected as a director of the Company.

Increase in shares available for issuance under the 2014 Equity Plan

9) THAT (a) the amended and restated 2014 Stock Incentive Plan (the "Amended and Restated 2014 Plan"), which reflects amendments to the 2014 Stock Incentive Plan (the "2014 Plan") to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, be approved, and (b) the material terms of the Amended and Restated 2014 Plan be approved for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

Auditors

10) THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual Meeting of the Company to be held in 2017, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2017 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

Record Date

You are entitled to vote only if you were a shareholder of Quotient at the close of business on August 26, 2016. Holders of ordinary shares of Quotient are entitled to one vote for each share held of record on the record date.

Attendance at the Annual General Meeting

We hope you will be able to attend the Annual Meeting in person and you are cordially invited to attend. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy. If you hold your shares in street name, you may also follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

Where to Find More Information about the Resolutions and Proxies

Further information regarding the above business and resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which are available at http://investors.quotientbd.com.

Rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) allow companies to send security holders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to shareholders. However, in the future, we may take advantage of the notice and access distribution option. If, in the future, we choose to send such notices, they will contain instructions on how shareholders can access our notice of meeting and proxy statement via the Internet. They will also contain instructions on how shareholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf and your proxy need not also be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

D.J. Paul E. Cowan Chairman

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN QUOTIENT SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL GENERAL MEETING

Record shareholder : If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank : If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name should you wish to vote in person at the Annual General Meeting.

This Notice of Annual General Meeting and the Proxy Statement are being distributed on or about September 16, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 28, 2016

Our 2016 Annual Report, notice of 2016 Annual General Meeting, the Proxy Statement and proxy card are available in the “Financials & Filings” section of our website at http://investors.quotientbd.com.

i

QUOTIENT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors of QUOTIENT LIMITED (“Quotient,” the “Company,” or “we”) is soliciting proxies for use at the 2016 Annual General Meeting of Shareholders to be held on October 28, 2016 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. A notice of the Annual Meeting will be distributed to shareholders who hold ordinary shares of Quotient as of August 26, 2016, the record date for the Annual Meeting, on or about September 16, 2016. Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands.

GENERAL INFORMATION

What am I voting on?

You will be voting on the following proposals at our Annual Meeting:

•	to re-elect 8 directors;
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to approve (a) the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to increase the number of ordinary shares authorized for issuance by 750,000 shares, and (b) the Amended and Restated 2014 Plan for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code;

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to re-appoint Ernst & Young LLP as the Company’s auditors, ratify their appointment as independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors; and

•	to transact such other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified but the proxy card is signed, the proxy holders will vote your shares according to the recommendations of the Board, which are included in the discussion of each matter later in this proxy statement. The Board recommends that you vote:

FOR the re-election of each of the nominees as directors;

FOR the approval of (a) the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to increase the number of ordinary shares authorized for issuance by 750,000 shares, and (b) the material terms of the Amended and Restated 2014 Plan for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code; and

FOR the re-appointment of Ernst & Young LLP as our auditors, ratification as our independent registered public accounting firm and the authorization of the directors to determine the fees to be paid to the auditors;

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Who is entitled to vote?

For each proposal to be voted on, each shareholder is entitled to one vote for each ordinary share, no par value owned at the close of business on August 26, 2016, the record date for the Annual Meeting. As of the close of business on July 22, 2016, there were 26,263,950 ordinary shares outstanding.

How do I vote by proxy in lieu of attending the annual meeting?

If you are a shareholder of record, you may vote by proxy by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Standard Time, on October 27, 2016. If you vote by Internet or telephone, you should not return your proxy card.

You may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to Roland Boyd, care of Quotient Limited, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom; or
•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 10, which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

What is the required vote?

To be approved, Resolutions 1 to 10 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution. If a director does not receive a majority of the vote for his or her re-election, then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Votes that are withheld with respect to the election of directors and the approval of the Amended and Restated 2014 Plan and abstentions on the other matters are not counted as votes cast.

What will constitute the quorum for the Annual Meeting?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, you will not be admitted without proof that you own Quotient shares.

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Record Shareholders. If you are a record shareholder (i.e., a person who owns shares registered directly in his or her name with Continental Stock Transfer & Trust Company, Quotient’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting by marking the attendance box on the proxy card.

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Owners of Shares Held in Street Name. Beneficial owners of Quotient ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Can I access these proxy materials on the Internet?

This proxy statement and our 2016 Annual Report on Form 10-K are available at http://investors.quotientbd.com.

Can I get electronic access to the proxy materials?

You may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Who pays for this proxy solicitation and how much did it cost?

We will pay the cost for soliciting proxies for the Annual Meeting. Quotient will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Okapi Partners LLC (“Okapi”) at 437 Madison Avenue, New York, New York 10022 to assist with the solicitation of proxies. We will pay Okapi an aggregate fee, including reasonable out-of-pocket expenses, of up to $10,000, depending on the level of services actually provided. Certain Quotient employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

How can I obtain the Company’s corporate governance information?

These documents are posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

•	Memorandum and Articles of Association
•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Ethical Business Conduct

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at www.quotientbd.com at the same time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the fiscal year ended March 31, 2016, the Board held seven in person or telephonic meetings. The audit committee met five times during our fiscal year ended March 31, 2016. Attendance at board and audit committee meetings exceeded 90% and no director attended less than 80% of the aggregate number of such board and committee meetings for meetings that they were eligible to attend. The remuneration committee met three times during the fiscal year ended March 31, 2016. The nominating and corporate governance committee met three times during the fiscal year ended March 31, 2016. The strategy and regulatory committee met once during the fiscal year ended March 31, 2016.

Our Board currently has four committees, as described below. Each committee has a separate written charter that is available on Quotient’s website at www.quotientbd.com.

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently composed of eight directors. At each annual meeting of our shareholders, each of our directors must “retire,” and, if they wish to continue to serve as a director, they become subject to re-election to the Board of Directors by our shareholders.

We are subject to the listing standards of NASDAQ, which require that, subject to specified exceptions and permitted phase-in periods, each member of a listed company’s audit, remuneration and nominating and corporate governance committees be independent. In addition, the listing standards of NASDAQ require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that the remuneration committee members satisfy independence criteria set forth in Rule 5605(d) of NASDAQ rules. The listing standards of NASDAQ further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the listing standards of NASDAQ require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O’Connor are independent directors under the applicable NASDAQ listing rules. In making these determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including beneficial ownership of our ordinary shares.

Messrs. Shroff and Wilkerson are currently not independent as defined in the applicable Exchange Act rules related to audit committee composition.

Audit Committee

Our audit committee is composed of Messrs. Bologna, Hallsworth, McDonough and Ms. O’Connor, with Mr. Hallsworth serving as chairman of the committee. Our Board of Directors has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. Our Board of Directors has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NASDAQ. The audit committee met five times during the year ended March 31, 2016. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements to be included in our Annual Report on Form 10-K;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval;
•	viewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Remuneration Committee

Our remuneration committee is composed of Messrs. Bologna, Hallsworth, McDonough, von Prondzynski and Shroff, with Mr. von Prondzynski serving as chairman of the committee. Our Board of Directors has determined that all these committee members are independent as defined under the applicable listing standards of NASDAQ. The remuneration committee met three times during the fiscal year ended March 31, 2016. The remuneration committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	conducting the independence assessment outlined in the rules of NASDAQ with respect to any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NASDAQ;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	overseeing and administering our compensation and equity-based plans;
•	reviewing and approving our policies and procedures for the grant of equity-based awards; and
•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. O’Connor and Messrs. von Prondzynski and Shroff, with Ms. O’Connor serving as chair of the committee. Our Board of Directors has determined that these committee members are independent as defined under the applicable listing standards of NASDAQ. The committee met three times during the fiscal year ended March 31, 2016. The nominating and corporate governance committee’s responsibilities include:

•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees of our Board of Directors;
•	developing and recommending to our Board of Directors a set of corporate governance principles;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to our Board of Directors practices and policies with respect to directors;
•	recommending to our Board of Directors qualified individuals to serve as members of the committees of our Board of Directors;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval;

•	overseeing the systems and processes established by us to ensure compliance with our Code of Business Conduct and Ethics; and
•	performing an evaluation of the performance of the committee.

Strategy and Regulatory Committee

Our strategy and regulatory committee is composed of Messrs. Cowan, McDonough, von Prondzynski and Shroff, with Mr. Shroff serving as chairman of the committee. The committee met once during the fiscal year ended March 31, 2016. The strategy and regulatory committee’s responsibilities include:

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reviewing and recommending to our Board of Directors the Company’s long-term strategy, including strategic decisions with regard to the entry and exit of specific business lines, acquisitions and divestitures, joint ventures and investments, as well as the financing of related transactions;

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overseeing the Company’s research and development activities, including the review of strategic goals, objectives, progress and direction of specific product programs, as well as the allocation of Company resources to specific product programs;

•	overseeing the Company’s technology position and strategic initiatives relative to emerging technologies, new therapeutic concepts and changes to health care market requirements;
•	overseeing the Company’s intellectual property portfolio, including the acquisition and development of new technologies; and
•	overseeing the Company’s regulatory affairs and health and safety compliance.

BOARD PRACTICES

To help our shareholders better understand our Board practices, we are including the following description of current practices. The nominating and corporate governance committee periodically reviews these practices.

Size of the Board

The Board currently consists of the eight directors named above. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of members on our Board will be determined from time to time by our full Board.

Leadership Structure

The Company’s Chief Executive Officer, Mr. Cowan, also serves as the Chairman of the Board. The Board believes that this leadership structure is optimal for the Company at this time because Mr. Cowan’s extensive experience and, together with his founding of and significant equity interest in the Company, provides Quotient with strong and consistent leadership.

The Board has not adopted a policy regarding the separation of the position of Chairman of the Board from the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate the positions, but believes that the absence of a policy requiring either the separation or combination of the positions provides the Board with the flexibility to determine the leadership structure that is in the best interests of the Company and its shareholders at the time. Mr. von Prondzynski serves as the Company’s lead independent director, and in such capacity acts as a liaison between the non-employee directors and the Company’s management, chairs the executive sessions of non-management directors and consults with the Chairman of the Board regarding agendas for Board meetings and other matters pertinent to the Company and the Board.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only one member of the Board, Mr. Cowan, who serves as our Chief Executive Officer, is an employee of Quotient. The non-employee directors of the Company are Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O’Connor. Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O'Connor are independent directors under the applicable NASDAQ listing rules. Messrs. Shroff and Wilkerson are currently not independent as defined in the applicable Exchange Act rules related to audit committee composition.

Audit Committee Financial Expert

The Board has determined that all of the members of the audit committee are financially literate and that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NASDAQ.

Evaluation of Board Performance

The nominating and corporate governance committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. The committees of the Board each conduct an annual evaluation of their committee’s performance and procedures.

Nomination of Directors

The nominating and corporate governance committee recommends individuals for membership on the Board. In making its recommendations, the nominating and corporate governance committee considers an individual’s independence based on NASDAQ independence requirements and the criteria determined by the Board.

The nominating and corporate governance committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

The nominating and corporate governance committee views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The nominating and corporate governance committee will use the same process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.

Shareholders are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the chair of the nominating and corporate governance committee. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders may propose, and the nominating and corporate governance committee will consider, nominees for election to the Board at the next annual general meeting by giving timely written notice to the Company Secretary, which must be received at our registered office no later than the close of business on the date that is 90 days before the first anniversary of the last annual general meeting of the Company, or July 30, 2017, and no earlier than the date that is 120 days before the first anniversary of the last annual general meeting of the Company, or June 30, 2017. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the nominating and corporate governance committee may request.

Executive Sessions

Non-employee directors meet together as a group during each Board meeting, without the Chief Executive Officer or any other employees in attendance. Mr. von Prondzynski, as our Board’s lead independent director, presides over each executive session of the Board. There is also an executive session during each committee meeting at which committee members meet without the Chief Executive Officer or any other employees in attendance. In addition, as required under NASDAQ listing standards, independent directors must meet together as a group at least twice a year.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the audit committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Attendance at Shareholder Meetings

The Board does not have a formal policy regarding director attendance at shareholder meetings. However, all directors are expected to attend.

Governance Principles

The Board maintains a formal statement of Corporate Governance Guidelines that sets forth the corporate governance practices for Quotient. The Corporate Governance Guidelines are available on our website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the investor section of our website, www.quotientbd.com. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

Communications with the Board of Directors

The Board believes that it is in the best interests of the Company and its shareholders to provide to every shareholder the ability to communicate with the Board as a whole, or with an individual director, through an established process for shareholder communication. The shareholder communication policy is posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since April 1, 2015, in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Public Share Offering

On February 10, 2016, as part of a public offering, we issued the following amounts of ordinary shares at a price of $9.00 per share:

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222,222 ordinary shares to Galen Partners LLP and affiliated entities, or Galen, of which Zubeen Shroff and John Wilkerson are managing director and senior advisor, respectively, for a total consideration of $1,999,998;

•	200,000 ordinary shares to Visium Asset Management LP and affiliated entities for a total consideration of $1,800,000;
•	1,000,000 ordinary shares to Perceptive Capital LLC and affiliated entities for a total consideration of $9,000,000; and
•	333,333 ordinary shares to SIO Capital Management, LLC for a total consideration of $2,999,997.

Exercise of Warrants Originally Issued in Connection With our Initial Public Offering

On the following dates, we issued ordinary shares at a price of $8.80 per share pursuant to the exercise of warrants which the following individuals or entities owned as a result of their participation in our initial public offering in April 2014:

•	on September 18, 2015, we issued 250,000 ordinary shares to Galen, for a total consideration of $2,200,000;
•	on September 29, 2015, we issued 4,000 ordinary shares to Stephen Unger for a total consideration of $35,200; and
•	on October 2, 2015, we issued 5,000 ordinary shares to Frederick Hallsworth for a total consideration of $44,000.

Employment Agreements

We are party to service or employment agreements with our executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers.”

Equity Awards

We have issued certain shares and granted share options and/or multi-year, performance-based restricted share units, or MRSUs, to our executive officers and our directors. For additional information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “—Director Compensation.”

Indemnification

We have entered into indemnification agreements with each of our officers and directors to indemnify them against certain liabilities and expenses arising from their being an officer or director (but specifically excluding any circumstance where they are determined to have violated their fiduciary duty to us). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Appointment Letters

We have entered into letters of appointment with each of our non-employee directors. These letters set forth the main terms on which each of our non-employee directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the nominating and corporate governance committee and approval of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our articles of association relating to removal of a director.

Procedures for Approval of Related Party Transactions

Currently, under our Related Party Transaction Policy, our audit committee is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist our audit committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our audit committee determines that the related person would have a direct or indirect material interest in the transaction, the audit committee must review and either approve or reject the transaction in accordance with the terms of the policy. If any executive officer becomes aware of a related party transaction that the audit committee has not approved or ratified, he or she shall promptly inform the audit committee or such other person designated by the audit committee.

Composition of our Board of Directors and Director Independence

For information about the composition of our Board of Directors and director independence, please see “Directors, Executive Officers and Corporate Governance—Composition of our Board of Directors and Director Independence.”

Remuneration Committee Interlocks and Insider Participation

None of the members of our remuneration committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or remuneration committee of any entity that has one or more executive officers serving on our Board of Directors or remuneration committee.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive director.

ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 8)

All of our current directors are nominated for one-year terms expiring in 2016. The Board has been informed that each nominee is willing to serve as a director. If a director does not receive a majority of the vote for his or her re-election then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

The following sets forth information concerning the eight nominees for director. Each member of our Board, other than Ms. O’Connor and Mr. von Prondzynski, was a member of our Board of Directors immediately prior to our initial public offering. Information below as to each such member’s tenure on our Board also reflects their tenure on our Board prior to our initial public offering.

Paul Cowan

Paul Cowan, 55, is our Chief Executive Officer and Chairman of our Board of Directors. Mr. Cowan founded us through the acquisition of Alba Bioscience in 2007. He has a broad range of healthcare industry experience gained through over 16 years of employment within industry and investment banking. Previously, Mr. Cowan served as the Chief Financial Officer of Inveresk Research Group, a global contract research organization acquired by Charles River Laboratories in 2004. Prior to joining Inveresk in 2001, Mr. Cowan was a senior executive within the Investment Banking department of Bear Stearns & Co., where he led its European biotechnology practice. Prior to Bear Stearns, Mr. Cowan was a senior executive within the Investment Banking department of Morgan Grenfell (acquired by Deutsche Bank in 1990). Mr. Cowan received a Bachelor of Business in accounting from Queensland University of Technology.

The Board believes that Mr. Cowan is qualified to serve as a Director based upon his extensive leadership, executive, managerial, business and healthcare industry experience, along with his years of experience in healthcare investment banking.

Thomas Bologna

Thomas Bologna, 68, was appointed a Director in February 2012. From December 2011 through the sale of the company in October 2015, Mr. Bologna was Chairman and Chief Executive Officer of Response Genetics, Inc., a healthcare laboratory service company focused on molecular diagnostics. In connection with the sale of the company, Response Genetics, Inc. filed voluntary bankruptcy petitions under chapter 11 of the Bankruptcy Code.  From April 2006 to December 2011, Mr. Bologna served as President and Chief Executive Officer and a Director of Orchid Cellmark, Inc., a public corporation that provided DNA testing services. Mr. Bologna turned around and sold Orchid Cellmark to Laboratory Corporation of America (LabCorp). He was Chief Executive Officer, President, and a Director of Quorex Pharmaceuticals, Inc. (2004 to 2005), a pre-clinical stage anti-infective company which Mr. Bologna sold to Pfizer. From 1997 through the sale of the company to Inverness Medical Innovations (Alere) in 2003, Mr. Bologna was Chairman, President and Chief Executive Officer of Ostex International, Inc. a biotechnology company that developed, manufactured and marketed products for the management of osteoporosis. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. He was Chief Executive Officer, President, and a Director of Scriptgen Pharmaceuticals, Inc. (1994 to 1996), a biotechnology company that developed orally active drugs to regulate gene expression, and Chairman, President and Chief Executive Officer of Gen-Probe Incorporated (1987 to 1994), a company commercializing molecular diagnostics products which Mr. Bologna took public and subsequently sold. Mr. Bologna’s prior experience also includes senior-level positions with Becton Dickinson & Company including President of the Diagnostic Instrument Systems Division and Mr. Bologna was a Vice President at the Warner-Lambert Company (Pfizer). Mr. Bologna has also served on the boards of several public and private companies, including Aperio Technologies until its sale to Danaher in 2012. Mr. Bologna received an M.B.A. and a B.S. from New York University.

The Board believes that Mr. Bologna is qualified to serve as a Director based upon his extensive experience in the diagnostics industry, experience with operations, and his prior experience as the chief executive officer of multiple public and private companies.

Frederick Hallsworth

Frederick Hallsworth, 63, was appointed as a Director in February 2011. Mr. Hallsworth spent 25 years with Arthur Andersen, becoming a partner in 1989. At Arthur Andersen, Mr. Hallsworth held a number of senior management positions, including Head of Corporate Finance, Head of Audit and Managing Partner of Cambridge, UK office of Arthur Andersen and Managing Partner and Head of Audit of Arthur Andersen, Scotland. He joined Deloitte in 2002, where he served as Senior Client Service Partner and Head of TMC Practice in Scotland until 2005. He is also currently a director of memsstar (2006), CMA Scotland (2007), and Offshore Renewable Energy Catapult (2015). Former directorships include: Scottish Enterprise (2004-2010), Microvisk (2006-2012), Forth Dimension Displays (2007-2011), Elonics (2006-2010), Golden Charter (2009-2011), Infinite Data Storage plc (2005-2007), 3Way Networks (2005-2007), Innovata plc (2005-2007), Metaforic (2009-2014) and AT Communications plc (2008-2009). Mr. Hallsworth has been a Member of the Institute of Chartered Accountants of Scotland since 1978. Mr. Hallsworth received a Bachelor of Accountancy from Glasgow University 1974.

The Board believes that Mr. Hallsworth is qualified to serve as a Director based upon his extensive accounting experience and experience providing strategic direction to multiple life science and technology companies.

Brian McDonough

Brian McDonough, 69, was appointed as a Director in May 2012. Mr. McDonough is presently a Principal of Dx Consulting, a consultancy specializing in transfusion diagnostics. From 2003 through 2009, Mr. McDonough was Vice President, Worldwide Marketing, Donor Screening at Ortho-Clinical Diagnostics. From 2000 through 2003, he was President of the North American Blood Products Group of the Medical Division of Pall Corporation, a company specializing in medical filtration products. Prior to holding these senior executive positions, Mr. McDonough had an extensive career at the American Red Cross spanning over 30 years. From 1968 through 1982 Mr. McDonough worked in American Red Cross BioMedical Services as Executive Head of the St. Louis Regional Blood Services Unit. In 1982, he became the Executive Director of the Irwin Memorial Blood Bank of San Francisco, where he also served on several public health committees addressing the spread of AIDS. In 1987, Mr. McDonough returned to the American Red Cross as Regional Vice President of BioMedical Services and in 1994 served under Elizabeth Dole as Chief Operating Officer, Blood Services of the American Red Cross BioMedical Services, with overall responsibility for national blood and plasma programs. Brian received a B.A. in liberal arts from Wichita State University and an M.H.A. from Central Michigan University.

The Board believes that Mr. McDonough is qualified to serve as a Director based upon his extensive experience within the transfusion diagnostics industry and operational experience at the American Red Cross.

Sarah O’Connor

Sarah O’Connor, 56, was appointed as a Director in July 2014. Ms. O’Connor served as the Senior Vice President, Strategic Development and Chief Legal Officer of Arch Chemicals, Inc., a global biocides company, where she was responsible for the company’s legal and strategic development functions, as well as enterprise risk management and government relations, from September, 2009 to October, 2011. Ms. O’Connor was Vice President and General Counsel of Arch Chemicals Inc. from February 1999 to September 2009. During this period Ms. O’Connor also had responsibility for the Regulatory Affairs function at Arch Chemicals. Prior to joining Arch Chemicals, Ms. O’Connor was an attorney in the legal departments of American Home Products Corporation and the Reader’s Digest Association. Since September 2012, Ms. O’Connor has been an adjunct professor at Mercy College and is a member of the school’s Development Committee. Ms. O’Connor received a B.S. in Business Administration from Mercy College, a J.D. from Fordham University School of Law and an MBA from Columbia University.

The Board believes that Ms. O’Connor is qualified to serve as a Director based on her background, experience and judgment as a senior executive of a publicly traded company, and her legal, regulatory and governance expertise.

Heino von Prondzynski

Heino von Prondzynski, 66, is our Lead Independent Director having been appointed as a Director in September 2014. Mr. von Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the boards of Koninklijke Philips Electronics NV and Epigenomics AG. Within the past five years, Mr. von Prondzynski also has served as a director of Hospira, Inc. (from 2009 to 2015), Nobel Biocare Holding AG, Switzerland (from 2010 to 2011) and Qiagen NV (from 2007 to 2013). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

The Board believes that Mr. von Prondzynski’s substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on the Board and makes him well qualified to serve on the Board.

Zubeen Shroff

Zubeen Shroff, 51, was appointed as a Director in July 2013. Mr. Shroff is a Managing Director of Galen Partners, a leading healthcare growth equity firm founded in 1990. Mr. Shroff has over 25 years of experience working with entrepreneurs and their Boards of Directors in building high-growth healthcare companies. Mr. Shroff joined Galen in 1996 from The Wilkerson Group, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he helped launch their biotech product, alpha-Interferon, in several new indications. Currently, Mr. Shroff is Treasurer and on the Executive Committee of the Board for The Westchester Medical Center Public Benefit Corporation, as well as Chairman of its Foundation. Since 2004, he has served on the Advisory Committees to Boston University Medical School and The Center for Global Health & Development. Mr. Shroff is also on the Advisory Board of the Joslin Diabetes Center. In addition to the above positions, over the past 18 years, Mr. Shroff has served on the Board of Directors of numerous privately held Galen portfolio companies. Mr. Shroff served on the public Board of Directors of Pet DRx Corporation until July 2010 and Encore Medical until June 2006. Mr. Shroff received a BA in Biological Sciences from Boston University and an MBA from the Wharton School, University of Pennsylvania.

The Board believes that Mr. Shroff is qualified to serve as a Director based upon his extensive experience in providing strategic guidance to companies in the healthcare industry, particularly in the areas of medical devices, diagnostics, and capital equipment.

Dr. John Wilkerson

Dr. John Wilkerson, 73, was appointed as a Director in February 2012. Dr. Wilkerson co-founded Galen Partners in 1990 and currently serves as a Senior Advisor to Galen. Dr. Wilkerson has focused on healthcare throughout his career, beginning as a Group Product Director for Ortho-Clinical Diagnostics Inc. He was a Vice President covering medical device companies at Smith Barney before moving in 1980 to Channing, Weinberg & Co., Inc., a management consulting firm for pharmaceutical, diagnostic, medical device and biotechnology companies, which he acquired and renamed The Wilkerson Group.  The Wilkerson Group was subsequently acquired by IBM in 1996.

Dr. Wilkerson currently serves as a director of Sonacare Medical, Cambrooke Foods and TPS and was previously the Chairman of Atlantic Health Systems, a New Jersey hospital system. He is a trustee and former President of the Museum of American Folk Art and founder of the E.L. Rose Conservancy. Dr. Wilkerson received a Ph.D. from Cornell University.

The Board believes that Mr. Wilkerson is qualified to serve as a Director based upon his extensive experience providing strategic direction to companies in the life sciences industry, as well as his operational experience in the transfusion diagnostics industry.

The Board of Directors recommends a vote “FOR” each of the eight director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all eight nominees .

APPROVAL OF (A) THE AMENDED AND RESTATED 2014 PLAN, WHICH REFLECTS AMENDMENTS TO THE 2014 PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AUTHORIZED FOR ISSUANCE BY 750,000 SHARES and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, AND (B) THE MATERIAL TERMS OF THE AMENDED AND RESTATED 2014 PLAN FOR THE PURPOSE OF COMPLYING WITH THE SHAREHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE (RESOLUTION 9)

Background and Purpose of the Proposal

The 2014 Plan was previously adopted by the board of directors and approved by our shareholders to be effective April 24, 2014. At the Annual Meeting, our shareholders will be asked to approve the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Stock Incentive Plan (the "2014 Plan") to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, to be effective October 31, 2016, if approved (the “Effective Date”). The 750,000 ordinary shares will be utilized for awards pursuant to the Amended and Restated 2014 Plan. At the Annual Meeting, our shareholders will also be asked to approve the material terms of the Amended and Restated 2014 Plan for purposes of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code, or Section 162(m). We believe approval of this proposal is advisable in order to (1) ensure we have an adequate number of ordinary shares available in connection with our compensation programs and (2) allow us to grant awards that may qualify as “performance-based compensation” under Section 162(m). If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the 750,000 additional ordinary shares available for issuance pursuant to the Amended and Restated 2014 Plan.

The use of share-based awards under the 2014 Plan continues to be a key element of our compensation program. The 2014 Plan currently authorizes a total of 1,870,205 ordinary shares for issuance in connection with awards under the 2014 Plan, but as of July 22, 2016, only 91,600 ordinary shares remained available. The closing market price of our ordinary shares as of July 22, 2016 was $7.34 per share, as reported on NASDAQ. The remuneration committee is concerned that there are not sufficient ordinary shares available for issuance under the 2014 Plan to meet our needs for future grants during the coming years, and an increase in available ordinary shares is appropriate to continue to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends.  The increase of 750,000 ordinary shares was determined subjectively by the remuneration committee based on the number of ordinary shares currently available. The remuneration committee feels it important to have adequate ordinary shares available to appropriately compensate current and future employees.

In addition to the approval of the Amended and Restated 2014 Plan, our shareholders are being asked to approve the material terms of the Amended and Restated 2014 Plan, so that awards granted under the Amended and Restated 2014 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by us. Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the Amended and Restated 2014 Plan is intended, in part, to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and two other most highly compensated officers determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, or Covered Employees, may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order to qualify for this exemption, the regulations under Section 162(m) require that the material terms of the Amended and Restated 2014 Plan be periodically disclosed to and approved by our shareholders. Under the Section 162(m) regulations, the material plan terms of the Amended Restated Plan are (i) the maximum amount of compensation that may be paid to an individual under the Amended and Restated 2014 Plan during a specified period, (ii) the employees eligible to receive compensation under the Amended and Restated 2014 Plan, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Amended and Restated 2014 Plan may be designed to qualify for exemption from the deduction limitations of Section 162(m), in the event we choose to structure compensation in a manner that will satisfy the “performance-based compensation” exemption to Section 162(m). Accordingly, we are asking shareholders to approve the material terms of the Amended and Restated 2014 Plan for Section 162(m) purposes so that awards under the Amended and Restated 2014 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us.

Summary of the Amended and Restated 2014 Plan

The following summary of the Amended and Restated 2014 Plan and the material changes to the 2014 Plan are qualified in their entirety by the actual text of the Amended and Restated 2014 Plan, which is attached to this proxy statement as Exhibit A.

The Amended and Restated 2014 Plan will provide us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We are amending the 2014 Plan to increase the number of ordinary shares reserved for issuance to an aggregate of 2,620,205 ordinary shares under the Amended and Restated 2014 Plan, which reflects an increase in the base number of ordinary shares authorized for issuance from 1,500,000 under the 2014 Plan to 2,250,000 under the Amended and Restated 2014 Plan, and includes the 370,205 additional ordinary shares we are authorized to issue under the 2014 Plan as a result of automatic annual increases in the numbers of shares authorized for issuance pursuant to the terms of the 2014 Plan, as described further below. In addition, we are amending the 2014 Plan to increase the number of ordinary shares that may be issued upon the exercise of incentive stock options to an aggregate of 3,750,000 shares, which reflects a 750,000 increase from 3,000,000 under the 2014 Plan. The aggregate number of ordinary shares will be subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding share appreciation rights, or SARs, or options, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

Under the 2014 Plan, the number of ordinary shares reserved for issuance automatically increases on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board of Directors. As of April 1, 2016, we were authorized to issue 370,205 additional ordinary shares under the 2014 Plan as a result of such automatic annual increases.  Under the Amended and Restated 2014 Plan, the number of ordinary shares reserved for issuance will continue to automatically increase on April 1 of each year, from April 1, 2017 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board of Directors.

The Amended and Restated 2014 Plan will permit us to make grants of (i) incentive stock options pursuant to Section 422 of the Code and (ii) non-qualified stock options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the Amended and Restated 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the Amended and Restated 2014 Plan will be made pursuant to a written option agreement.

The Amended and Restated 2014 Plan will permit us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted shares issued under the Amended and Restated 2014 Plan will be sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan will also permit us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the Amended and Restated 2014 Plan will be made pursuant to a written SAR agreement.

Further, the Amended and Restated 2014 Plan will permit us to issue restricted share units, or RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the Amended and Restated 2014 Plan will be made pursuant to a written RSU agreement.

As of March 31, 2016, 293 employees, eight director and two consultants were eligible to participate in the 2014 Plan. Such employees, directors and consultants will continue to be eligible to participate in the Amended and Restated 2014 Plan.

The Amended and Restated 2014 Plan will be administered by our remuneration committee, which has the authority to control and manage the operation and administration of the Amended and Restated 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the Amended and Restated 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the Amended and Restated 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the Amended and Restated 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board of Directors may from time to time alter, amend, suspend or terminate the Amended and Restated 2014 Plan in such respects as our Board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the Amended and Restated 2014 Plan after April 24, 2024.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended and Restated 2014 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended and Restated 2014 Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences

Incentive Options; Nonqualified Options; SARs

Participants will not realize taxable income upon the grant of a nonqualified stock option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the ordinary shares received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the ordinary shares received upon exercise of the incentive stock option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of ISO Shares that have been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, we will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Shares; RSUs

In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted share award, in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will generally not recognize taxable income at the time of grant of an award in the form of an RSU award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for shares or cash received. Dividends that are received by a participant before the shares are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the ordinary shares received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Summary of Material Terms of the Amended and Restated 2014 Plan for Section 162(m) Purposes

The following is a summary of the material terms of the Amended and Restated 2014 Plan for Section 162(m) purposes, that the shareholders are being asked to approve:

Maximum amount of compensation. Under the Amended and Restated 2014 Plan, the following limits are applicable to the aggregate awards made to any one participant in any one calendar year:

In the case of stock options, the aggregate number of shares that may be acquired, or, in the case of stock appreciation rights, the aggregate number of shares covered, may not exceed 300,000 shares.

In the case of restricted stock or RSUs, the aggregate number of shares covered may not exceed 300,000 shares.

Business Criteria. Under the Amended and Restated 2014 Plan, awards may be granted subject to the following performance criteria: pre-tax income, after-tax income, net income (meaning net income as reflected in the our financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income), operating income or profit, cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, earnings per share (basic or diluted), return on equity, returns on sales or revenues, return on invested capital or assets (gross or net), cash, funds or earnings available for distribution, appreciation in the fair market value of the Company's ordinary shares, operating expenses, implementation or completion of critical projects or processes, return on investment, total return to shareholders (meaning the aggregate ordinary share price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period), net earnings, stock appreciation (meaning an increase in the price or value of the ordinary shares after the date of grant of an award and during the applicable period), growth, related return ratios, increase in revenues, the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return, net earnings, changes (or the absence of changes) in the per share or aggregate market price of the our ordinary shares, number of securities sold, earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the our financial reports for the applicable period, total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the our financial reports for the applicable period), economic value created, operating margin or profit margin, ordinary share price or total shareholder return, cost targets, reductions and savings, productivity and efficiencies, strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons, objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and any combination of, or a specified increase or improvement in, any of the foregoing.

The remaining material terms of the Amended and Restated 2014 Plan, including the employees and other individuals eligible to participate, are disclosed under the heading "— Summary of the Amended and Restated 2014 Plan."

New Plan Benefits and Previously Awarded Options

The awards, if any, that will be made to eligible persons under the Amended and Restated 2014 Plan are subject to the discretion of the remuneration committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended and Restated 2014 Plan. Therefore, a New Plan Benefits Table is not provided.

We made annual equity awards under the 2014 Plan in our fiscal year ended March 31, 2016 to the named executive officers, non-employee directors and to other eligible employees. Outstanding equity awards granted to named executive officers as of March 31, 2016 are summarized under "Executive Compensation—Outstanding Equity Awards at Fiscal Year End." Outstanding equity awards granted to non-employee directors are summarized under “Non-Employee Director Compensation."

The following table sets forth for our “named executive officers,” Roland Boyd, our Group Financial Controller and Treasurer, and certain other groups, the award grants that would have been received by or allocated to each of the following, for the fiscal year ended March 31, 2016 if the Amended and Restated 2014 Plan had been in effect.

2014 Plan Benefits
Name and Principal Position	Dollar Value ($)	Restricted Share Grants	Shares Underlying Stock Option Grants	Shares Underlying RSU Grants	Shares Underlying MRSU Grants
Paul Cowan, Chief Executive Officer	$468,538	—	35,000	—	42,000
Jeremy Stackawitz, President	$273,798	—	22,500	—	22,500
Edward Farrell, President	$395,514	—	30,000	—	35,000
Stephen Unger, Chief Financial Officer	$273,798	—	22,500	—	22,500
Roland Boyd, Group Financial Controller & Treasurer	$182,532	—	15,000	—	15,000
Executive Group	$1,594,180	—	125,000	—	137,000
Non-Employee Director Group	$465,010	—	39,727	20,195	—
Non-Executive Officer Employee Group	$1,482,776	—	239,600	33,000	—

Consequences of Failing to Approve the Proposal

The Amended and Restated 2014 Plan will not be implemented unless it is approved by our shareholders. If the Amended and Restated 2014 Plan is not approved by our shareholders, the 2014 Plan will remain in effect in its present form. Failure of our shareholders to approve this proposal also will not affect the rights of existing award holders under the 2014 Plan or under any previously granted awards under the 2014 Plan.

The Board of Directors recommends a vote “FOR” the approval of (a) the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) the material terms of the Amended and Restated 2014 Plan for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR approval of the Amended and Restated 2014 Plan and the material terms of the 2014 Plan for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

NON-EMPLOYEE DIRECTOR COMPENSATION

We have five directors who are unaffiliated with our significant shareholders, Messrs. Bologna, Hallsworth, McDonough and von Prondzynski and Ms. O’Connor. We seek to maintain a director compensation program for our non-employee directors to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors.

Prior to May 1, 2014, we did not pay cash compensation to the unaffiliated directors who were members of our board of directors during the applicable periods.  With effect from May 1, 2014, our Board of Directors adopted a director compensation program in connection with the completion of our initial public offering. From May 1, 2014 through April 1, 2015, under this director compensation program, we paid our non-employee directors that are unaffiliated with our significant shareholders (apart from Mr. von Prondzynski) an annual cash retainer for service on the Board of Directors of $35,000. With effect from September 4, 2014, the date of his appointment to the Board as our lead independent director, through April 1, 2015, Mr. von Prondzynski received an annual retainer of $120,000, of which 35% was paid in cash and 65% was paid in restricted share units ("RSUs").

Pursuant to our director compensation program, commencing April 1, 2015 through January, 1 2016 each non-employee director that was unaffiliated with our significant shareholders was paid an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Lead Independent Director	120,000(1)
Director, unaffiliated with our significant shareholders	35,000

Committee Chairperson Compensation	Annual Retainer ($)(2)
Audit Committee	12,000
Remuneration Committee	(3)
Nominating and Corporate Governance Committee	6,000
Strategy and Regulatory Committee	6,000

Committee Member Compensation	Annual Retainer ($)(2)
Audit Committee	6,000
Remuneration Committee	4,000
Nominating and Corporate Governance Committee	3,000
Strategy and Regulatory Committee	3,000

(1)

Our Lead Independent Director, Mr. von Prondzynski received an annual retainer of $120,000, of which 35% was paid in cash and 65% was paid in RSUs. The initial RSUs were granted on September 5, 2015, the first anniversary of his date of appointment (September 4, 2014), and vest on the second anniversary of their date of grant.

(2)	Payment of the annual retainer for chairing board committees or being a member of a board committee was introduced with effect from April 1, 2015.
(3)	As chair of the remuneration committee, Mr von Prondzynski’s annual retainer was included within his annual retainer as Lead Independent Director of the Company.

With effect from January 1, 2016, the annual retainers were increased as follows:

Board Member Compensation	Annual Retainer ($)
Lead Independent Director	145,000(1)
Director, unaffiliated with our significant shareholders	40,000

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	15,000
Remuneration Committee	12,000
Nominating and Corporate Governance Committee	11,000
Strategy and Regulatory Committee	11,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	8,000
Remuneration Committee	6,000
Nominating and Corporate Governance Committee	6,000
Strategy and Regulatory Committee	6,000

(1)

35% will be paid in cash and 65% will be paid in RSUs. The RSUs associated with this retainer will be granted on the anniversary of the date of appointment of the Lead Independent Director (September 4, 2014) and will vest on the second anniversary of their date of grant.

Pursuant to our director compensation program, on the date of each annual general meeting, each non-employee director who is continuing to serve as a director following such meeting is also eligible to be granted: (i) options to purchase ordinary shares with an underlying fair market value of $50,000; and (ii) RSUs with an underlying fair market value of $30,000. The share options vest in equal installments on the first, second and third anniversary of grant and the RSUs will vest in equal installments on the first and second anniversary of grant.

Our non-employee directors are generally eligible to receive restricted shares, options and other share based equity awards under our 2014 Plan and will generally be eligible to receive restricted shares, options and other share based equity awards under our Amended and Restated 2014 Plan if approved by shareholders. For additional information, see “Approval of (a) the Amended and Restated 2014 Plan, Which Reflects Amendments to the 2014 Plan to Increase the Number of Ordinary Shares Authorized for Issuance by 750,000 Shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares,  and (b) the Material Terms of the Amended and Restated 2014 Plan for the Purpose of Complying With the Shareholder Approval Requirements of Section 162(m) of the Internal Revenue Code (Resolution 9)— Summary of the Amended and Restated 2014 Plan” and “Executive Compensation — Equity and Incentive Plans — 2014 Stock Incentive Plan.” Newly appointed non-employee directors will be granted options to purchase shares with an aggregate underlying fair market value of $100,000 based on the trading price of our ordinary shares at the time of grant.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

	Fiscal Year Ended March 31,	Fees earned in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Heino von Prondzynski	2016	$42,000	$186,000	$20,472	$—	$—	$—	$248,472
	2015	$24,500	$464,000	$—	$—	$—	$—	$488,500
Thomas Bologna	2016	$45,000	$30,003	$20,472	$—	$—	$—	$95,475
	2015	$32,083	$—	$31,887	$—	$—	$—	$63,970
Frederick Hallsworth	2016	$51,000	$—	$35,705	$—	$—	$—	$86,705
	2015	$32,083	$—	$36,928	$—	$—	$—	$69,011
Brian McDonough	2016	$48,000	$30,003	$20,472	$—	$—	$—	$98,475
	2015	$32,083	$—	$53,733	$—	$—	$—	$85,816
Sarah O'Connor	2016	$47,000	$30,003	$20,472	$—	$—	$—	$97,475
	2015	$23,333	$—	$61,682	$—	$—	$—	$85,015
Zubeen Shroff	2016	$13,000	$—	$35,705	$—	$—	$—	$48,705
	2015	$—	$—	$36,928	$—	$—	$—	$36,928
John Wilkerson	2016	$—	$—	$35,705	$—	$—	$—	$35,705
	2015	$—	$—	$31,887	$—	$—	$—	$31,887

The following table sets forth the share options held by the directors as of March 31, 2016, other than Mr. Cowan.  For information regarding Mr. Cowan’s executive compensation see “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” below. All options are options to purchase ordinary shares.

Name	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Heino von Prondzynski	October 31, 2016	—	4,303	$11.62	October 30, 2025
Thomas Bologna	April 29, 2015	1,167	2,333	$8.00	April 28, 2024
	October 31, 2015	1,675	3,350	$9.95	October 30, 2024
	October 31, 2016	—	4,303	$11.62	October 30, 2025
Frederick Hallsworth	February 13, 2014	20,014	—	$1.44	August 30, 2022
	April 29, 2015	1,667	3,333	$8.00	April 28, 2024
	October 31, 2015	1,675	3,350	$9.95	October 30, 2024
	October 31, 2016	—	7,505	$11.62	October 30, 2025
Brian McDonough	November 14, 2014	40,029	—	$1.44	August 30, 2022
	April 29, 2015	3,333	6,667	$8.00	April 28, 2024
	October 31, 2015	1,675	3,350	$9.95	October 30, 2024
	October 31, 2016	—	4,303	$11.62	October 30, 2025
Sarah O'Connor	August 6, 2015	3,600	7,200	$9.26	August 5, 2024
	October 31, 2015	1,675	3,350	$9.95	October 30, 2024
	October 31, 2016	—	4,303	$11.62	October 30, 2025
Zubeen Shroff	April 29, 2015	1,667	3,333	$8.00	April 28, 2024
	October 31, 2015	1,675	3,350	$9.95	October 30, 2024
	October 31, 2016	—	7,505	$11.62	October 30, 2025
John Wilkerson	April 29, 2015	1,167	2,333	$8.00	April 28, 2024
	October 31, 2015	1,675	5,025	$9.95	October 30, 2024
	October 31, 2016	—	7,505	$11.62	October 30, 2025

(1)	Vesting of all options is subject to continued service through to the applicable vesting date.
(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities. As part of the preparation for our initial public offering, the Board of Directors reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board of Directors concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

In connection with her appointment, Ms. O’Connor received, effective August 6, 2014, share options to purchase 10,800 of our ordinary shares at an exercise price of $9.26, which was the closing price of the our ordinary shares on August 5, 2014. The share options will vest and become exercisable in three equal annual installments beginning August 5, 2015.

In connection with his appointment, Mr. von Prondzynski received 50,000 RSUs. Each RSU represents the right to receive one ordinary share upon vesting. The RSUs vest annually over a four-year period with the initial vesting date being the first anniversary of the grant, and the final vesting dated being the fourth anniversary of the grant.

REMUNERATION COMMITTEE REPORT

The information contained in this remuneration committee report shall not be deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act. No portion of this remuneration committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Quotient Limited specifically incorporates this statement or a portion of it by reference.

The remuneration committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the remuneration committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended March 31, 2016.

Respectfully submitted,

Heino von Prondzynski (Chairperson) Thomas Bologna Frederick Hallsworth Brian McDonough Zubeen Shroff

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our "named executive officers" for the fiscal year ended March 31, 2016 are Paul Cowan, Jeremy Stackawitz and Edward Farrell. Our "named executive officers" for the fiscal year ended March 31, 2015 are Paul Cowan, Edward Farrell and Stephen Unger.  This Compensation Discussion and Analysis explains our executive compensation program as it relates to our “named executive officers,” whose compensation information is presented in the following tables and discussion in accordance with the SEC rules, as well as Roland Boyd, our Group Financial Controller and Treasurer:

Name	Position
Paul Cowan	Chairman & Chief Executive Officer
Jeremy Stackawitz	President
Edward Farrell	President
Stephen Unger	Chief Financial Officer
Roland Boyd	Group Financial Controller & Treasurer

Our mission is to become the global leader for the development, manufacture and sale of transfusion diagnostics (blood grouping, serological disease screening and molecular disease screening), leveraging our proprietary MosaiQ™ technology platform. As MosaiQTM is demonstrated to work for transfusion diagnostics, we will also seek to expand tits utility elsewhere in the broader diagnostics market.

The total addressable market for MosaiQ™ in transfusion diagnostics is $3.4 billion, with approximately one-third of the market represented by patient testing (blood grouping) and two-thirds of the market represented by donor testing (blood grouping, serological disease screening and molecular disease screening). We will commercialize MosaiQ™ in the donor testing market in North America, Europe and certain markets in the Asia/Pacific region. Our partner Ortho-Clinical Diagnostics (“OCD”) will commercialize MosaiQ™ in the patient testing market worldwide and the donor testing market in geographic territories we do not address. OCD’s commercial rights are limited solely to transfusion diagnostics, specifically blood grouping and serological disease screening.

To achieve our mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results for our shareholders. The skills and knowledge built by the management team around MosaiQ™, which represents a novel and highly disruptive technology platform for the broader diagnostics field, are unique and increasingly will become highly attractive to potential competitors.  Retention of existing senior management and recruitment of additional senior managers to augment the existing team is therefore critical. Our executive compensation program is instrumental in achieving this objective.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders. Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with the Company’s strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

Notwithstanding a continued challenging new issuance market for emerging diagnostics companies over the last twelve months, since April 1, 2015, we have succeeded in raising $40 million in gross proceeds through a public offering of ordinary shares. Additionally, during this period, proceeds from the exercise of warrants issued at the time of our initial public offering totaled $35 million. In the period from April 1, 2015 to March 31, 2016, the price of our ordinary shares declined by 48%, notwithstanding continued strong progress with the development of MosaiQ™.  We believe this share price performance reflected volatile public equity markets in the first quarter of calendar 2016 and a perception in the market that the Company would need to raise additional equity capital.

Executive compensation is discussed in greater detail below. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are: (i) reflective of the performance of our executive officers and the Company; and (ii) consistent with our compensation objectives.

Roles of the Remuneration Committee

General

It is the responsibility of the remuneration committee to administer the Company’s compensation practices, to ensure they are competitive, financially prudent and include incentives designed to appropriately drive performance. To achieve this, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The remuneration committee conducts an annual review of performance and compensation during the first quarter of each fiscal year for the purpose of determining the compensation of named executive officers other than the Chairman and Chief Executive Officer (CEO). As part of this review, the CEO submits recommendations to the remuneration committee relating to the compensation of those officers. Following a review of these recommendations, the remuneration committee approves the compensation of these named executive officers, with such modifications to the CEO's recommendations as the remuneration committee considers appropriate.

The remuneration committee's review of the CEO's compensation is subject to separate procedures. With input from members of the entire Board, other than the CEO, the Lead Independent Director and the remuneration committee (which is chaired by the Lead Independent Director) evaluate the CEO's performance and reviews the evaluation with him. Based on that evaluation and review, the remuneration committee then determines the CEO's compensation. The CEO is excused from meetings of the remuneration committee during voting or deliberations regarding his compensation.

Peer Group Companies

The remuneration committee seeks to identify an executive compensation peer group of approximately fifteen to twenty companies that may compete with the Company for executive talent (“Peer Group Companies”). The remuneration committee has focused on creating a peer group that:

•	Represented companies working in the global diagnostics industry, companies addressing the donor testing market or companies in the European biotechnology industry;
•	Contains a mix of pre-commercial development companies and some commercial stage companies;
•	Captures comparable companies in terms of employee numbers and market capitalization; or
•	Have achieved or expect to achieve a growth profile comparable to that expected for the Company.

Based on the above criteria, the following companies were included in the peer group:

Company	Product Focus
Ablynx	Biotechnology company focused on the development of proprietary therapeutic proteins
Accelerate Diagnostics	In vitro diagnostics for hospital acquired and drug resistant infections
BioCartis Group NV	Molecular diagnostics
Cephied	Molecular diagnostics
Cerus Corp	Pathogen inactivation for donor blood, plasma and platelets
Epigenomics AG	Molecular diagnostics – cancer
Exact Sciences Corp.	Molecular diagnostics – early detection of colorectal cancer
GenMark Diagnostics Inc.	Automated, multiplex molecular diagnostic testing systems
Genomic Health Inc.	Molecular diagnostics – cancer care
Haemonetics Corporation	Provision of innovative blood management solutions
Meridian Bioscience Inc.	Develops, manufacture, commercialization of a range of innovative diagnostics test kits
Myriad Genetics Inc.	Molecular diagnostics
Nanostring	Life science tools for translational research and molecular diagnostic products
Oxford Biomedica	Biopharmaceutical company focused on the development and commercialization of gene-based medicines
Oxford Immunotec	Diagnostic tests for immune-regulated conditions (e.g. Tuberculosis)
Quidel Corp.	Provision of cellular based virology assays and molecular diagnostics testing systems
Sequenom Inc	Non-invasive pre-natal testing
T2 Biosystems	Clinical diagnostics for sepsis
ThromboGenics	Biopharmaceutical company focused on developing and commercializing innovative ophthalmic medicines
Trinity Biotech PLC	Development, manufacture and sale of diagnostics products
Veracyte Inc.	Molecular cytology

TearLab, Roka Bioscience, Nanosphere, CareDx, Cancer Genetics, Response Genetics, diaDexus and BG Medicine were excluded from the analysis because their market capitalization was less than 50% of the market capitalization of the Company.

The remuneration committee retained Willis Towers Watson, or WTW, as its independent compensation consultant. WTW does not perform any other consulting work or other services for the Company, reports directly to the remuneration committee and takes direction from the Chairman of the remuneration committee. The remuneration committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in the financial year ended March 31, 2016 or currently exists that would prevent Towers Watson from serving as an independent consultant to the remuneration committee.

Fiscal 2016 Business Performance

We believe that investor expectations on the performance of the Company is now almost 100% focused on advancing MosaiQ™ to commercial launch in calendar 2017.  At the outset of the fiscal year ended March 31, 2016 (“FY16”), our objectives were focused on:

•	delivering a commissioned and validated manufacturing system for MosaiQ™ consumables (“the MMS”);
•	delivering validation units of the MosaiQ™ instruments in advance of field trials;
•	completing assay development for the blood grouping and the initial serological disease screening (comprising CMV and Syphilis) applications;
•	advancing assay development for the full, mandated serological disease screening panel;
•	preparing for and commencing “in field” testing of MosaiQ™ (for blood grouping and the initial disease screening panel); and
•	advancing MosaiQ™ regulatory submissions with the U.S. Food and Drug Administration ("FDA") and the regulatory authorities in the European Union.

In most cases, we commenced FY16 with concepts and “paper plans” for a highly complex MMS and the MosaiQ™ instrument. Key development partners (The Technology Partnership, AGR Automation Ltd and STRATEC Biomedical AG) needed to be managed to ensure delivery on time of the MMS and the MosaiQ™ instrument.  Conversion of the Eysins, Switzerland manufacturing facility for MosaiQ™ consumables also needed to be completed successfully. The MosaiQ™ development team also had to continue optimizing assays for inclusion on the MosaiQ™ consumable, providing critical input into the final design and build of the MMS and the MosaiQ™ instrument. In addition to this, our management team needed to build a team in Switzerland to oversee the build, installation and validation of the manufacturing facility for MosaiQ™ consumables, installation and validation of the MMS and development of the MosaiQ™ instrument, including all necessary quality assurance and quality control systems - ultimately the team to oversee the manufacture of MosaiQ™ consumables and instruments in advance of field trials and commercial launch. Objectives set were challenging, but deemed necessary to maintain the strong progress that had been made on the project.

Critically no fundamental changes were required to the design of either the Eysins manufacturing facility, the MMS or the MosaiQ™ instrument, confirming that the planning and design process had been thorough and robust. Issues and challenges arose, were addressed on a timely basis and appropriate solutions implemented.

Set against what was always going to be a challenging timeline, the Company is approximately one to two quarters behind planned commencement of European field trials for MosaiQ™. Notwithstanding this, we believe tremendous progress has been made and we are confident about commercial launch for MosaiQ™ in Europe during the first half of 2017 (to be followed 12 months later by commercial launch in the United States).

During FY16 we also established technical feasibility for the MosaiQ™ methodology in the field of molecular disease screening, demonstrating its ability to detect both DNA and RNA. We believe this is a major development milestone for MosaiQ™, more than doubling its market potential in transfusion diagnostics alone, and offers a next stage of development for the platform. Our approach, using the MosaiQ™ methodology, is also novel and patentable.

Our conventional reagent business fell short on achieving its Total revenue goal for FY16, due to the delayed achievement of a regulatory milestone, although it did achieve its Product sales goal for the year.

During FY16, we raised gross new equity of $75 million, from the exercise of warrants issued at the time of the Company’s initial public offering and the completion of an underwritten public offering in February 2016.

Performance Graph

Below is a graph which compares the cumulative shareholder return on our ordinary shares from May 27, 2014, the date on which our ordinary shares commenced trading on NASDAQ, through March 31, 2016 against the cumulative total return for the same period on the NASDAQ Stock Market Composite Index and the NASDAQ Healthcare Index. The results are based on an assumed $100 invested on May 27, 2014.

A Note Regarding Last Year's Proxy Statement Disclosure

Our fiscal year ends on March 31. In this proxy statement, we consider certain actions that were taken by our remuneration committee subsequent to the end of fiscal 2016 to be continuations of our Fiscal Year 2016 Executive Compensation Program, which we adopted during the first quarter of fiscal 2016. In particular, these actions include the compensation actions described below that occurred on June 1, 2016.

This disclosure approach is in contrast to the disclosure approach contained in last year's proxy statement, where certain actions that were taken by the remuneration committee subsequent to the end of fiscal 2015 were characterized as being part of our Fiscal Year 2016 Executive Compensation Program. In particular, on May 20, 2015, we granted certain share option awards and MSRUs to our named executive officers and to Mr. Boyd.  Since these awards were based primarily on fiscal 2015 performance, we believe it more appropriate to characterize these awards as part of our Fiscal Year 2015 Executive Compensation Program.

Fiscal 2016 Executive Compensation Program

On May 15, 2015, we adopted the Fiscal 2016 Executive Compensation Program for our named executive officers. Our Fiscal 2016 Executive Compensation Program was designed to focus executive behavior on the achievement of both our annual objectives and long-term strategy, as well as align the interests of management to those of our shareholders. To that end, our Fiscal 2016 Executive Compensation Program consisted of four primary elements: salary, benefits, long-term equity interests and an annual cash bonus opportunity that is based upon individual and corporate performance.

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2016 compensation:

•	Increased the base salaries of Messrs. Cowan, Stackawitz, Farrell and Unger to $540,000, $370,000, $375,000 and $325,000 respectively, effective June 1, 2016,
•	Paid between 70% and 85% of target bonus to Messrs. Cowan, Stackawitz, Farrell and Unger; and
•

On June 1, 2016, granted annual equity awards with time-based vesting terms to Messrs. Cowan, Stackawitz, Farrell and Unger consisting of share option awards of 35,000, 20,000, 30,000 and 15,000, respectively, with an exercise price of $11.92 per share option and multi-year performance related restricted share units (“2016 MRSUs”) of 42,000, 20,000, 50,000 and 15,000 respectively.  The vesting of the 2016 MRSUs is conditional on the volume weighted average share price of the Company’s ordinary shares exceeding $40 for a twenty day consecutive period between April 1, 2018 and December 31, 2018.

•

On June 1, 2016, granted one-off equity awards to Messrs. Cowan, Stackawitz and Farrell consisting of restricted share units (“2016 RSUs”) of 60,000, 45,000 and 45,000, respectively. The 2016 RSUs vest 50% upon receipt CE-Marking of the MosaiQ™ blood grouping consumable and 50% upon receipt of FDA licensing for the MosaiQ™ blood grouping consumable and the MosaiQ™ instrument.

The amounts and mix attributable to the foregoing compensation were determined in a manner similar to the way in which we anticipate determining the amounts and mix of elements of compensation in Fiscal 2017.  See “Fiscal 2017 Executive Compensation Program”. Our executive compensation is discussed in greater detail in the sections that follow. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are reflective of the performance of our executive officers and our Company and consistent with our compensation objectives.

Fiscal 2017 Executive Compensation Program

Overview and Objectives

On May 18, 2016, we adopted the Fiscal 2017 Executive Compensation Program for our named executive officers. The Fiscal 2017 Executive Compensation Program for our named executive officers is designed to achieve the following objectives:

•	Focus executive behavior on achievement of our annual and long-term strategic objectives,
•	Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives,
•

Provide a total compensation structure that the remuneration committee believes is at least comparable with the Peer Group Companies for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives, and

•	Align the interests of management and shareholders by providing management with long-term incentives through equity ownership.

The Fiscal 2017 Executive Compensation Program has four principal elements, namely base salary, benefits, short-term incentives and long-term incentives.  A brief description of each element and their purpose at the Company is described below:

Compensation Element	Description	Purpose
Base salary	Fixed cash compensation based on role, job scope, experience, qualification and performance

To compensate for individual technical and leadership competences required for a specific role and to provide economic security.  Notice periods for named executive officers vary between six and 12 months.  There are no change-of-control provisions providing for enhanced severance terms.

Benefits	Competitive health, life assurance, disability and retirement benefits

To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities.  Benefits include private health coverage, life insurance, a defined contribution pension scheme and provision of a company car.  There are no enhanced benefits for named executive officers.

Short-term incentive	Annual cash incentive opportunity payable based on achievement of corporate, business unit and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders.
Long-term incentive	Annual equity award comprised of share options	To incentivize executive officers to increase shareholder value, reward long-term corporate performance and promote employee commitment through share ownership.
	Multi-year performance-based grant of Restricted Share Units (“MRSU’s”)	To align management compensation to achievement of our multi-year strategic plan.

Our objective is to target total direct compensation for our named executive officers, including the annualized value of the MRSUs that are proposed to be granted as part of our Fiscal 2017 Executive Compensation Program, as follows: Base Salary & Benefits – 30%; Short-term Incentive – 15%; and Long-Term Incentive 55% (Annual Equity Award – 15%; and MRSUs – 40%).

All elements of compensation are considered to be at risk with the exception of base salary, particularly the MRSUs which will have no value unless the market price of our ordinary shares exceed set volume weighted average price targets over any 20 trading day period between April 1, 2018 and December 31, 2018.

The amounts and mix attributable to base salary, short-term incentives and long-term incentives are determined by reference to market norms.  Our aim is to align individual compensation with the objectives of the Fiscal 2017 Executive Compensation Program.  While executive compensation mix is evaluated on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements.  Instead, our current policy is to balance the short-term and long-term focus of our compensation elements to reward short-term performance while emphasizing long-term value creation.  These objectives are achieved by placing considerable weight on long-term, equity-based compensation while offering cash and short-term compensation to attract and retain executive talent.

Determining Executive Compensation

The primary objective of our compensation philosophy is to design and support total remuneration packages aligned with strong business performance and long-term value creation for our shareholders.  Our executive compensation plan in particular is currently designed with specific emphasis on accountability for the performance of the MosaiQ™ development program in the short-term and shareholder return over the longer term.  This alignment is created through several mechanisms:

Compensation Mechanism	Methodology
Pay Positioning	To attract and retain the best executives, all components of executive compensation are targeted at the market’s 75th percentile.
Performance Target Setting	We set ambitious but achievable goals for ourselves and for the Company aligned with our commitment to building long-term sustainable value for our shareholders.
Compensation Elements	Base Salary	Sets baseline pay level.
	Annual Incentive Plan	Annual incentive payment that rewards performance relative to annual financial goals and/or MosaiQ™ development goals.
Options

Long-term incentive with 10-year term that has no intrinsic value unless value is created for shareholders. The exercise price for options is equal to the current market value of Quotient ordinary shares at the time of grant.

MRSUs

A multi-year award vesting between April 1, 2018 and December 31, 2018 that has no intrinsic value unless the Company’s ordinary shares exceed set volume weighted average share price targets over any 20 trading day period between April 1, 2018 and December 31, 2018.

Compensation Mix	Our compensation mix is weighted toward variable pay elements and long-term incentive pay elements.

By applying the above methodologies, named executive officers are compensated at the 75th percentile when we meet our performance targets, deliver on the expectations we communicate to our shareholders and drive share price appreciation.  Should our performance exceed expectations, our executives will be compensated above target, and vice versa.  The significant weighting of long-term incentives ensures that the primary focus of our named executives is sustained long-term performance, while our short-term incentives motivate consistent annual achievement.

Summary Compensation Table

The following table summarizes information regarding the compensation for the fiscal years ended March 31, 2016 and 2015 awarded to, earned by or paid to our named executive officers. Messrs. Stackawitz and Farrell were our two most highly compensated executive officers other than our CEO during the fiscal year ended March 31, 2016.  Messrs. Unger and Farrell were our two most highly compensated executive officers other than our CEO during the fiscal year ended March 31, 2015.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option and MRSU awards	All other compensation	Total
Paul Cowan,	2016	$503,750	$346,800	$468,538	$—	$1,319,088
Chief Executive Officer	2015	$468,750	$472,500	$302,490	$—	$1,243,740
Jeremy Stackawitz,	2016	$347,667	$131,250	$273,798	$—	$752,715
President	2015	$333,333	$168,000	$201,660	$—	$702,993
Edward Farrell,	2016	$311,623	$127,013	$395,514	$36,525	$870,674
President	2015	$318,607	$150,000	$265,519	$39,917	$774,043
Stephen Unger,	2016	$310,000	$109,200	$273,798	$—	$692,998
Chief Financial Officer	2015	$300,000	$400,000	$170,739	$—	$870,739

Outstanding Equity Awards at Fiscal Year-End

Option Awards

The following table sets forth information regarding share option awards held by our named executive officers as of March 31, 2016. All options are options to purchase ordinary shares.

Name and Principal Position	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Paul Cowan,	June 28, 2014	63,958	59,473	$3.29	June 27, 2023
Chief Executive Officer	April 29, 2015	30,000	60,000	$8.00	April 28, 2024
	May 20, 2016	—	35,000	$15.17	May 19, 2025
Jeremy Stackawitz,	April 29, 2015	20,000	40,000	$8.00	April 28, 2024
President	May 20, 2016	—	22,500	$15.17	May 19, 2025
Edward Farrell,	April 11, 2014	64,000	32,000	$0.005	April 10, 2023
President	April 29, 2015	26,333	52,667	$8.00	April 28, 2024
	May 20, 2016	—	30,000	$15.17	May 19, 2025
Stephen Unger,	June 28, 2014	21,334	10,666	$3.29	June 27, 2023
Chief Financial Officer	March 4, 2015	22,400	44,800	$8.00	March 3, 2024
	April 29, 2015	16,933	33,867	$8.00	April 28, 2024
	May 20, 2016	—	22,500	$15.17	May 19, 2025

(1)	Vesting of all options is subject to continued service through the applicable vesting date.
(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities. As part of the preparation for our initial public offering, the Board reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

MRSU Awards

The following table sets forth information regarding MRSU awards held by our named executive officers as of March 31, 2016. The vesting of the MRSUs is conditional on the volume weighted average share price of the company’s ordinary shares exceeding $60 for a twenty day consecutive period between April 1, 2018 and December 31, 2018.

Name	Vesting start date	Number of outstanding securities underlying the award	Expiration date
Paul Cowan	April 1, 2018	42,000	December 31, 2018
Jeremy Stackawitz	April 1, 2018	22,500	December 31, 2018
Edward Farrell	April 1, 2018	35,000	December 31, 2018
Stephen Unger	April 1, 2018	22,500	December 31, 2018

Incentive Compensation

Incentive Compensation for Fiscal 2015 and 2016

Mr. Cowan was granted options to acquire 90,000 ordinary shares at an exercise price of $8.00 on April 29, 2014, options to acquire 35,000 ordinary shares at a price of $15.17 on May 20, 2015 and 42,000 MRSUs also on May 20, 2015.

Mr. Stackawitz was granted options to acquire 60,000 ordinary shares with an exercise price of $8.00 per share on April 29, 2014, options to acquire 22,500 ordinary shares at a price of $15.17 on May 20, 2015 and 22,500 MRSUs also on May 20, 2015.

Mr. Farrell was granted options to acquire 79,000 ordinary shares at an exercise price of $8.00 per share on April 29, 2014, options to acquire 30,000 ordinary shares at a price of $15.17 on May 20, 2015 and 35,000 MRSUs also on May 20, 2015.

Mr. Unger was granted options to acquire 50,800 ordinary shares at an exercise price of $8.00 per share on April 29, 2014, options to acquire 22,500 ordinary shares at a price of $15.17 on May 20, 2015 and 22,500 MRSUs also on May 20, 2015.

Incentive Compensation Pursuant to Fiscal 2016 Executive Compensation Program

Subsequent to fiscal 2016, as part of our Fiscal 2016 Executive Compensation Program, the following equity grants were made to the named executive officers on June 1, 2016:

Name	2016 Share Option Grant	2016 MRSU Grant	2016 RSU Grant
Paul Cowan	35,000	42,000	60,000
Jeremy Stackawitz	20,000	20,000	45,000
Edward Farrell	30,000	50,000	45,000
Stephen Unger	15,000	15,000	—

The 2016 share option grants were granted with an exercise price of $11.92. Each 2016 MRSU represents a contingent right to receive one ordinary share in Quotient.  The 2016 MRSUs vest upon Quotient’s ordinary shares achieving a volume weighted average market price of $40.00 per share for 20 consecutive trading days during the period April 1, 2018 and December 31, 2018. The 2016 RSUs vest 50% upon receipt of CE-Marking for the MosaiQ™ blood grouping consumable and 50% upon receipt of FDA licensing for the MosaiQ™ blood grouping consumable and the MosaiQ™ instrument.

Agreements with Our Executive Officers

Paul Cowan

We entered into a service agreement with Paul Cowan dated February 16, 2012 that sets forth the terms and conditions under which Mr. Cowan serves as our Chairman and Chief Executive Officer. The agreement has no specific term. Mr. Cowan’s current annual base salary for fiscal year 2017 is $540,000.

Both we and Mr. Cowan must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Mr. Cowan on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Cowan is obligated to refrain from competition with us for nine months after his termination, unless that period is shortened by a period of leave. After notice to terminate has been given by Mr. Cowan or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Cowan the balance of his base salary for the remaining term of the agreement.

For fiscal years ending March 31, 2017 onwards, Mr. Cowan is eligible for an annual discretionary bonus equal to 80% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Jeremy Stackawitz

We entered into an employment agreement with Jeremy Stackawitz dated March 9, 2009 that sets forth the terms and conditions of Mr. Stackawitz’s employment as one of our two Presidents. The agreement has no defined term and establishes an at-will employment relationship. Mr. Stackawitz’s current annual base salary for fiscal year 2017 is $370,000.

We may terminate Mr. Stackawitz’s employment with or without cause, but Mr. Stackawitz is required to provide at least two months’ advance notice to us if he is terminating his employment. If we terminate Mr. Stackawitz’s employment other than for cause (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to 12 months of his then current base salary and employee benefits (as defined in his employment agreement), payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year. Mr. Stackawitz is obligated to (i) refrain from engaging in competition with us in the United States or in other countries in which we conduct our business for a period of one year after any termination and (ii) refrain from soliciting any of our executives, suppliers or customers for a period of two years after any termination.

Mr. Stackawitz is eligible for an annual discretionary bonus equal to 50% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Edward Farrell

We entered into an employment agreement with Edward Farrell dated November 21, 2012 that sets forth the terms and conditions of Mr. Farrell’s employment as one of our two Presidents. Mr. Farrell’s employment commenced on February 14, 2013. The agreement has no specific term and establishes an at-will employment relationship. Mr. Farrell’s current annual base salary for fiscal year 2017 is £260,000, or approximately $375,000.

Both we and Mr. Farrell must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Mr. Farrell on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Farrell is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice to termination has been given by Mr. Farrell or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Farrell the balance of his base salary for the remaining term of the agreement.

In addition to his salary, Mr. Farrell is also entitled to a car allowance of £11,000, or approximately $16,500 per annum, contributions by his employer to a personal pension plan of 6% of salary and private healthcare benefits of £600, or approximately $900 per annum.  Mr. Farrell is eligible for an annual discretionary bonus equal to 50% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Stephen Unger

We entered into an employment agreement with Stephen Unger dated March 5, 2014 that sets forth the terms and conditions of Mr. Unger’s employment as our Chief Financial Officer. Mr. Unger’s employment commenced on January 1, 2014. The agreement has no specific term and establishes an at-will employment relationship. Mr. Unger’s current annual base salary for fiscal year 2017 is $325,000.

We may terminate Mr. Unger’s employment with or without cause, but Mr. Unger is required to provide at least two months’ advance written notice to us if he terminates his employment. If we terminate Mr. Unger’s employment other than for cause (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to 12 months of his then current base salary and employee benefits then in effect (as defined in his employment agreement), payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year. Mr. Unger is obligated to (i) refrain from engaging in competition with us in the United States or in other countries in which we conduct our business for a period of one year after any termination and (ii) refrain from soliciting any of our executives, suppliers or customers for a period of two years after any termination.

Mr. Unger is eligible for an annual discretionary bonus equal to 50% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Equity and Incentive Plans

Our shareholders and Board of Directors previously adopted the Enterprise Management Plan, or the 2012 Plan. In connection with the completion of our initial public offering, we adopted the 2014 Stock Incentive Plan, or the 2014 Plan.

The following table presents certain information about our equity compensation plans as of March 31, 2016:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by shareholders	1,827,633	$6.84	468,391
Equity compensation plans not approved by shareholders	—	—	—
Total	1,827,633	$6.84	468,391

As of March 31, 2016, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding share options and number of shares remaining available for future issuance under the 2012 Plan and the 2014 Plan is set forth in the table below. Our Board of Directors has determined not to make any further awards under the 2012 Plan.

Name of Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
2012 Plan	626,072	$3.08	15,291
2014 Plan (1)	1,201,561	$8.80	453,100

(1)	Outstanding awards comprise 100,695 RSUs, 137,000 MRSUs and 963,866 options

On April 1, 2016 the number of shares reserved for issuance by the 2014 Stock increased by 200,000 shares.

The following description of each of our share incentive plans is qualified by reference to the full text of those plans, which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

2012 Plan

We adopted the Enterprise Management Plan or the 2012 Plan, to enhance our ability to attract, retain and motivate employees expected to make important contributions to our company by providing them with equity ownership opportunities and performance-based incentives. All of our employees were eligible to be granted share options under the 2012 Plan. The 2012 Plan was administered by our Board of Directors. Subject to certain conditions, the 2012 Plan permits grants of enterprise management incentive options, or EMI options, under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (or ITEPA) for UK-based employees.

Share options granted pursuant to the 2012 Plan may be exercised upon the occurrence of certain events, including among other events, (i) in a sale of any shares of our share capital, which confers more than 50% of the total voting rights of all our issued shares; (ii) in the sale of all or substantially all of the undertakings of our company and our subsidiaries, and (iii) in the event of a listing of our shares on any “Recognized Investment Exchange” as defined in Section 841(a) of the Corporation Taxes Act 2009. In the event our shares are listed, an option may be exercised, in three equal installments, on the first, second and third anniversaries of the date of the grant. Options must be exercised during an employee’s term of employment or service or within 40 days of termination of employment or service (or within one year in the case of termination on account of a participant’s death). The options lapse after specified periods upon the occurrence of applicable events, including, forty days after (i) the sale of any shares of our share capital which confers more than 50% of the total voting rights of all our issued shares or (ii) the sale of all or substantially all of the undertakings of our company and our subsidiaries.

The maximum term of an option award is ten years.

Each option grant was documented through an option agreement. The exercise price per share of all options was determined by our Board of Directors at the time of the grant.

Awards are non-transferable and our Board of Directors retains discretion to amend, modify or terminate any outstanding award. Awards may be accelerated to become immediately exercisable in full or in part upon approval of our Board of Directors.

In the event of certain changes in our capitalization, the number of shares available for issuance under the 2012 Plan, as well as the exercise price per share of each outstanding option, may be appropriately adjusted by our Board of Directors. The 2012 Plan provides for certain exchange rights in the event of change in control and provides for conditional exercise in connection with a court-ordered reorganization of our company or our amalgamation with any other company or companies.

As of March 31, 2016, under the plan there were 626,072 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $3.08 per ordinary share.

Certain of our prior filings with the SEC referred to the 2012 Plan as the 2013 Plan.  In this proxy statement, we refer to the 2012 Plan as such because the first awards granted thereunder occurred in 2012.

2014 Plan

Our Board of Directors and our shareholders have approved the 2014 Plan. The 2014 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 1,500,000 ordinary shares for issuance under the 2014 Plan. This number is subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding SARs, or options, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

The number of ordinary shares reserved for issuance will automatically increase on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2014 Plan is 3,000,000 shares.

The 2014 Plan permits us to make grants of (i) incentive stock options pursuant to Section 422 of the Code and (ii) non-qualified stock options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the 2014 Plan are made pursuant to a written option agreement.

The 2014 Plan permits us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted shares issued under the 2014 Plan is sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the 2014 Plan are made pursuant to a written SAR agreement.

Further, the 2014 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2014 Plan are made pursuant to a written RSU agreement.

As of March 31, 2016, 293 employees, eight directors and two consultants were eligible to participate in the 2014 Plan.

The 2014 Plan is administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board of Directors may from time to time alter, amend, suspend or terminate the 2014 Plan in such respects as our Board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2014 Plan after April 24, 2024.

As of March 31, 2016, there were 963,866 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $10.97 per ordinary share, 137,000 MRSUs outstanding and 100,695 RSUs outstanding under the plan.

At our Annual Meeting, shareholders will be asked to approve the Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares.   For additional information, see “Approval of (a) the Amended and Restated 2014 Plan, Which Reflects Amendments to the 2014 Plan to Increase the Number of Ordinary Shares Authorized for Issuance by 750,000 Shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares,  and (b) the Material Terms of the Amended and Restated 2014 Plan for the Purpose of Complying With the Shareholder Approval Requirements of Section 162(m) of the Internal Revenue Code (Resolution 9)_— Summary of the Amended and Restated 2014 Plan”.

Share Ownership Guidelines

At its July 30, 2015 Board meeting, the Company adopted guidelines to encourage ownership of shares of the Company by directors and named executive officers. Under these guidelines, directors and named executive officers have five years from the adoption of the guidelines (or if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target as follows:

Award	Ownership Target: Base Salary Multiple
Non-Employee Directors	Share value equal to or greater than three times annual retainer
CEO	Share value equal to or greater than six times base salary
Named executive officers (other than CEO)	Share value equal to or greater than two times base salary

Shares that count toward satisfaction of the ownership targets include:

•	Shares directly owned – individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon exercise of share options);
•	Vested restricted shares, restricted share units or deferred share units; and
•	“In the money” vested share options.

Shares that do not count towards the ownership targets include:

•	Unvested share options, restricted shares, restricted share units or deferred share units;
•	“Out of the money” vested share options; and
•	Performance restricted shares or performance equity units not yet vested.

Defined Contribution Pension Plan and Insured Pension Plan

We operate a defined contribution pension plan for our employees. No executive officers (other than Edward Farrell) and no directors participate in this plan. The assets of the plan are held separately from us in an independently administered fund. Pension costs during the years ended March 31, 2016, 2015 and 2014 amounted to $580,000, $510,000 and $349,000 respectively. In addition we operate an insured pension plan in Switzerland for our Swiss employees.  No executive officers and no directors participate in this plan. The cost of this pension plan in the year ended March 31, 2016 was $479,000.  Further details can be found in the notes to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2016.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee currently consists of Messrs. Bologna, Hallsworth, McDonough and Ms. O’Connor, with Mr. Hallsworth serving as chairman of the committee. Our Board of Directors has determined that Messrs. Hallsworth, Bologna and McDonough and Ms. O’Connor meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. Our Board of Directors has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NASDAQ.

The audit committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the audit committee is available on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

The audit committee selects, evaluates and, where deemed appropriate, replaces Quotient’s independent registered public accountants. The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for Quotient’s internal controls and the financial reporting process. Quotient’s independent registered public accountants are responsible for performing an audit of Quotient’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed Quotient’s audited financial statements for the fiscal year ended March 31, 2016 and has met and held discussions with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accountants. Management represented to the audit committee that Quotient’s consolidated financial statements for fiscal 2016 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee discussed the consolidated financial statements with E&Y. The audit committee also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

The audit committee received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Ys communications with the audit committee concerning its independence, and the audit committee discussed with E&Y the accounting firm’s independence.

Based upon the audit committee’s discussions with management and E&Y and the audit committee’s review of the representation of management and the report of E&Y to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements be included in Quotient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC.

The audit committee also considered whether non-audit services provided by E&Y were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Frederick Hallsworth, Chair Thomas Bologna Brian McDonough Sarah O'Connor

Independent Registered Public Accountants’ Fees

Review of the Company’s Audited Financial Statements for the Fiscal Years ended March 31, 2016 and 2015

The audit committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the audit committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our audit committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The audit committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full audit committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past three years in connection with its work for us. All such audit, audit-related and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP for the fiscal years ended March 31, 2016 and 2015 were as follows:

Fees	2016	2015
Audit fees (1)	$240,000	$130,000
Audit-related fees	100,000	100,000
Tax fees	7,700	20,000
All Other Fees (2)	95,350	22,000
Total fees	$443,050	$272,000

(1)	Fees billed for audit services in 2016 and 2015 consisted of audit of our annual financial statements, statutory audits; and services related to SEC matters.
(2)

Other fees billed in 2016 mainly related to services related to the public offering of shares that we completed on February 10, 2016. Other fees billed in 2015 consisted of services related to the filing of an S-1 registration statement related to our November 2014 private placement of ordinary shares and pre-funded warrants.

APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 10)

The audit committee of our Board has appointed Ernst & Young LLP as our auditors. As required by law, shareholders are requested to re-appoint Ernst & Young LLP as the Company’s auditors for the period ending with the annual general meeting of the Company to be held in 2017. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2017.

A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of July 22, 2016 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors;
•	each of our executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of July 22, 2016. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person.

Ordinary shares that a person has the right to acquire within 60 days of July 22, 2016 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The beneficial ownership percentage of each shareholder is calculated on the basis of 26,263,950 ordinary shares outstanding as of July 22, 2016.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Quotient Limited, P.O. Box 1075, Elizabeth House, 9 Castle Street, St Helier, JE4 2QP, Jersey, Channel Islands.

Name and address of beneficial owner	Number of ordinary shares beneficially owned	Percentage of ordinary shares beneficially owned
5% shareholders:
QBDG (1)	3,513,054	13.4%
Galen Partners (2)	6,309,618	24.0%
Sio Capital Management, LLC (3)	2,373,141	9.0%
Perceptive Advisors LLC (4)	2,189,067	8.3%
Cormorant Global Healthcare Master Fund, LP (5)	1,519,100	5.8%
Executive officers and directors:
Paul Cowan (6)	3,734,818	14.1%
Jeremy Stackawitz	175,241	*
Edward Farrell	160,799	*
Stephen Unger	118,166	*
Roland Boyd	77,666	*
Heino von Prondzynski	29,934	*
Thomas Bologna	140,992	*
Frederick Hallsworth	61,527	*
Brian McDonough	70,424	*
Sarah O'Connor	18,875	*
Zubeen Shroff (7)	6,314,627	24.0%
John Wilkerson (8)	6,313,627	24.0%
All Directors and Executive Officers as a group	10,907,078	40.5%

*	Denotes less than 1%.
(1)	Deidre Cowan, Mr. Cowan’s spouse, exercises sole voting and dispositive power over the 3,513,054 ordinary shares held of record by QBDG.

(2)

The business address of Galen Partners is 680 Washington Blvd., Stamford, CT 06901. Includes 5,674,361 ordinary shares  held of record by Galen Partners V LP, 484,553 ordinary shares held of record by Galen Partners International V LP, and 150,704 ordinary shares held of record by Galen Management, LLC (collectively, “Galen Partners”). John Wilkerson, David Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen Partners.

(3)

Information based solely on a Schedule 13F filed with the SEC as of March 31, 2016 by Sio Capital Management, LLC. The business address of Sio Capital Management, LLC is 535 Fifth Avenue, Suite 910, New York, NY 10017.

(4)

Information based solely on a Schedule 13F filed with the SEC as of March 31, 2016 by Perceptive Advisors LLC. The business address of Perceptive Advisors LLC is 499 Park Avenue 25th Floor, New York, NY 10022.

(5)

Information based solely on a Schedule 13F filed with the SEC as of March 31, 2016 by Cormorant Global Healthcare Master Fund, LP. The business address of Cormorant Global Healthcare Master Fund, LP is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)

Includes 26,666 ordinary shares and 195,098 options held of record by Mr. Cowan and 3,513,054 ordinary shares beneficially owned by Mr. Cowan’s spouse, Deidre Cowan, who exercises sole voting and dispositive power over 3,513,054 ordinary shares held of record by QBDG.

(7)

Comprises the ordinary shares identified in footnote 2 and 5,009 options held of record by Mr. Shroff.  Mr. Shroff disclaims beneficial ownership of the ordinary shares identified in footnote 2, except to the extent of his proportionate pecuniary interest in such shares.

(8)

Comprises the ordinary shares identified in footnote 2 and 4,009 options held of record by Mr. Wilkerson.  Mr. Wilkerson disclaims beneficial ownership of the ordinary shares identified in footnote 2, except to the extent of his proportionate pecuniary interest in such shares.

OTHER INFORMATION

Quotient Mailing Address

The mailing address of our principal executive offices is: Quotient Limited, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom.

Shareholder Proposals for the 2017 Annual Meeting

In accordance with rules of the SEC, all proposals of shareholders that are requested to be included in Quotient’s Proxy Statement for the 2017 Annual General Meeting of Shareholders must be received by the Corporate Secretary on or before May 19, 2017 (120 days before the one-year anniversary of the mailing date).

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors (if any) before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended March 31, 2016 will be presented to the shareholders at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers complied with all of their applicable Section 16(a) filing requirements.

Householding

Only one copy of each of our Annual Report to Shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Treasurer, Roland Boyd, at Quotient Limited, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom or call 011-44-0131-292-0443. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

EXHIBIT A

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

As adopted on March 31, 2014 and amended and restated on October 28, 2016

ARTICLE 1.

PURPOSES OF THE PLAN

1.1Purposes.

The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS AND INTERPRETATION

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2Affiliated Company.  “Affiliated Company” means:

with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

with respect to Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other company, corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of:  (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3Base Price.  “Base Price” means the price per Ordinary Share for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.4Board.  “Board” means the Board of Directors of the Company.

2.5Cause.  “Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

2.6Change in Control.  “Change in Control” means:

(a)The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

(b)A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

Quotient Limited

March 31, 2014

(c)A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.7Code.  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1.

2.9Company.  “Company” means Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands, with registered number 109886, or any entity that is a successor to the Company.

2.10Continuous Service.  Unless otherwise provided in the Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, the terms of which may be different from the following, “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Consultant or other Service Provider.  Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code or Section 457A of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

2.11Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.13Exchange Act.  “Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

2.14Exercise Price.  “Exercise Price” means the subscription price per Ordinary Share (as applicable) payable by the Optionee to the Company upon exercise of an Option.

2.15Fair Market Value.  “Fair Market Value” on any given date means the value of one Ordinary Share, determined as follows:

(a)If the Ordinary Shares are then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Ordinary Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Ordinary Shares on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b)If the Ordinary Shares are not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Ordinary Shares in the over the counter market on the date of valuation.

(c)If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

Quotient Limited

March 31, 2014

2.16FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.17Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.18Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.19Initial Limit.  “Initial Limit" means one million five hundred thousand (2,250,000) Ordinary Shares.

2.20Insider Trading Policy.  “Insider Trading Policy” means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.21New Incentives.  “New Incentives” shall have the meaning set forth in Section 10.1(b) hereof.

2.22Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.23Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24Option.  “Option” means any option to subscribe for or purchase Ordinary Shares granted pursuant to this Plan.

2.25Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.26Optionee.  “Optionee” means any Participant who holds an Option.

2.27Ordinary Shares.  “Ordinary Shares” means the ordinary shares of no par value in the capital of the Company and "share of Common Stock" and "shares of Common Stock" mean any one or more of such shares (as the context may require), in each case subject to adjustment pursuant to Section 4.2.

2.28Participant.  “Participant” means an individual or entity that holds Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights under this Plan.

2.29Performance Criteria.  “Performance Criteria” means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan, which are limited to any one of, or combination of, the criteria set forth in Exhibit A, and may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.30Plan.  “Plan” means this 2014 Stock Incentive Plan of the Company.

2.31Purchase Price.  “Purchase Price” means the subscription or purchase price (as applicable) per share of Restricted Stock or share underlying a Restricted Stock Unit.

2.32Restricted Stock.  “Restricted Stock” means Ordinary Shares issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.33Restricted Stock Agreement.  “Restricted Stock Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.34Restricted Stock Unit.  “Restricted Stock Unit” means a right to receive Ordinary Shares or an amount equal to the Fair Market Value of the underlying Ordinary Shares pursuant to Article 8 hereof, subject to any restrictions and conditions as are established pursuant to such Article 8.

2.35Restricted Stock Unit Agreement.  “Restricted Stock Unit Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock Unit under the Plan.

2.36Securities Act.  “Securities Act” means the United States Securities Act of 1933, as amended.

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March 31, 2014

2.37Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.38Shares.  “shares” includes Ordinary Shares.

2.39Shareholder.  “shareholder” includes a “member” within the meaning given to such term by the Articles of Association of the Company at the relevant time.

2.40Stock.  “stock” includes Ordinary Shares.

2.41Stock Appreciation Right.  “Stock Appreciation Right” means a right issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to Article 7, that is designated as a Stock Appreciation Right.

2.42Stock Appreciation Right Agreement.  “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.4310% Shareholder.  “10% Shareholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.44United States.  “United States” means the United States of America and (as the context requires) and State of the United States of America.

2.45In this Plan, unless the context otherwise requires:

(a)references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships, and references to a company or a corporation are to a body corporate wherever incorporated;

(b)the headings are inserted for convenience only and shall not affect the construction of this Plan;

(c)the singular shall include the plural and vice versa and references to one gender include all genders;

(d)references to Sections, paragraphs and Exhibits are to sections and paragraphs of sections of and exhibits to this Plan;

(e)general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(f)any reference to an enactment, statutory provision or treaty is a reference to it as it may have been amended, modified, consolidated or re-enacted as at the date of this Plan and shall include any orders and regulations made pursuant thereto;

(g)references to any Jersey legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Jersey, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Jersey legal term;

(h)references to United States statutes, ordinances, regulations or any other instruments having the force of law therein shall be interpreted as if the Company was incorporated in the United States and subject to such provisions, to the extent the same does not contravene any laws of Jersey or the United States;

(i)where pursuant to this Plan the Company is said to be authorised or empowered to exercise any authorities, discretions or powers pursuant to any United States statutes, ordinances, regulations or any other instruments, the Company shall also be authorised and empowered to exercise any similar or analogous authorities, discretions or powers pursuant to the laws of Jersey;

(j)any references to this Plan to a legal remedy or legal concept under United States law shall be construed as the legal remedy or legal concept under Jersey law which most closely reflects the same; and

(k)references to time are to the time in New York.

The Exhibits shall form part of this plan.

ARTICLE 3.

ELIGIBILITY

Quotient Limited

March 31, 2014

3.1Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2Nonqualified Options; Restricted Stock; Restricted Stock Units; and Stock Appreciation Rights.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights under the Plan.

3.3Section 162(m)

(a)Limitation.  Subject to adjustment as to the number and kind of shares pursuant to Section 4.2, in no event shall any Participant be granted in any one calendar year (a) Options, Stock Appreciation Rights pursuant to which, in the case of Options, the aggregate number of Ordinary Shares that may be acquired thereunder, or, in the case of Stock Appreciation Rights, the aggregate number of Ordinary Shares covered thereby, exceeds three hundred thousand (300,000) shares, or (b) Restricted Stock or Restricted Stock Units pursuant to which the aggregate number of Ordinary Shares covered thereby exceeds three hundred thousand (300,000) Ordinary Shares.

(b)Performance Thresholds.  The performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(c)Adjustments.  To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan in recognition of unusual or non recurring events affecting the Company or an Affiliated Company or the financial statements of the Company or an Affiliated Company and may provide for objectively determinable adjustments to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense:  (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles, applicable laws or regulations, (iv) related to discontinued operations that do not qualify as a segment of a business, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

3.4Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Right may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code, and only if the Committee determines in good faith that the deferral is permissible under Section 457A of the Code. Consistent with Sections 409A and 457A of the Code, the Administrator may provide for distributions while a Participant is providing Continuous Service to the Company.

ARTICLE 4.

PLAN SHARES

4.1Shares Subject to the Plan.  The maximum number of Ordinary Shares reserved and available for issuance under this Plan shall initially be equal to the Initial Limit, subject to adjustment as to the number and kind of shares pursuant to Section 4.2, plus on April 1, 2015, and each April 1 thereafter until April 1, 2023, the number of Ordinary Shares reserved and available for issuance under the Plan shall be increased by the least of (a) one percent (1%) of the number of Ordinary Shares issued and outstanding on the immediately preceding March 31, (b) 200,000 shares, or (c) such lesser number of Ordinary Shares as determined by the Administrator.  Subject to such overall limitation, the maximum aggregate number of Ordinary Shares that may be issued in the form of Incentive Options shall not exceed the lesser (x) of the Initial Limit cumulatively increased as provided in the foregoing sentence or (y) 3,750,000 shares, in each case subject to adjustment as provided in Section 4.2.  For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any Ordinary Shares are reacquired by the Company pursuant to an Option Agreement, other than Ordinary Shares surrendered for purposes of payment of the Exercise Price or applied or delivered in satisfaction of a tax withholding obligation, or (c) all or any portion of any Restricted Stock or Restricted Stock Unit granted under the Plan is forfeited or can no longer under any circumstances vest, then the Ordinary Shares allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units or the Ordinary Shares so reacquired shall again be available for grant or issuance under the Plan.  To the extent a Stock Appreciation Right (or portion thereof) is settled in cash as provided in Section 7.6, such Stock Appreciation Right (or portion thereof) shall be deemed to reduce the number of Ordinary Shares available for grant or issuance

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under the Plan. The shares available for issuance under the Plan may be unissued Ordinary Shares or Ordinary Shares reacquired by the Company by way of repurchase or redemption.

4.2Changes in Capital Structure.  In the event that the outstanding Ordinary Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split (consolidation), reclassification or redesignation, stock dividend (bonus issue), or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1Grant of Stock Options.  The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Option Agreement may be different from each other Option Agreement.

5.3Exercise Price.  The Exercise Price per Ordinary Share covered by each Option shall be determined by the Administrator, subject to the following:  (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.  However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check (cheque); (c) provided that a public market for the Ordinary Shares exists, a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

5.5Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.  An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6Date of Grant.  The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options, unless a later date is otherwise specified by the Administrator.  The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7Vesting and Exercise of Options.

(a)Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

(b)Except as otherwise provided in the Option Agreement, following the termination of the Participant’s Continuous Service (i) due to Disability, Incentive Options held by such Optionee on the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within one year of the date of termination (but in no event after the Expiration Date) (ii) due to death, Incentive Options

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held by such Optionee on the date of death (to the extent then exercisable) may be exercised in whole or in part by the Optionee's heirs or estate at any time prior to the final expiration of the Incentive Option, as set forth in the applicable Stock Option Agreement.

5.8Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9Nontransferability of Options.  Except as otherwise provided in this Section 5.9, (a) Incentive Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, (b) Nonqualified Options shall not be assignable or transferable except by will, the laws of succession, bankruptcy, descent and distribution or pursuant to a domestic relations order or other equivalent order entered by a court in settlement of marital property rights, and (c) during the life of the Optionee, Options shall be exercisable only by the Optionee.  At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (a) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator.  For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act.

5.10Non-Employee Directors.

(a)Each non-employee director of the Company who commences service on the Board after the Effective Date shall automatically be granted a Nonqualified Option to purchase  from the Company or subscribe for shares with an aggregate market value $100,000 based on the Fair Market Value of the Ordinary Shares on the date of commencement of such director’s service on the Board.  The exercise price of such Nonqualified Options shall be at Fair Market Value on the date of commencement of such director’s service on the Board. Such Nonqualified Options shall vest in thee equal annual installments commencing one year following the date of grant.

(b)Each non-employee director shall also automatically be granted, on the date of each annual meeting of shareholders from and after the Effective Date, a Nonqualified Option to purchase from the Company or subscribe for shares with an aggregate market value of $50,000 based on the Fair Market Value of the Ordinary Shares at the date of grant (the “Annual Nonqualified Option Grant”).  To the extent a non-employee director commences service on the Board on a date other than the date of an annual meeting of shareholders, the Annual Nonqualified Option Grant shall be pro-rated based upon the number of full months of service on the Board prior to such annual meeting of shareholders (up to a maximum of twelve (12) months), divided by twelve (12).  The exercise price of the Nonqualified Options described in this Section 5.10(b) shall be at Fair Market Value on the date of grant.  Such Nonqualified Options shall vest in three (3) equal annual installments commencing one year following the date of grant.

5.11Rights as a Shareholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.12Unvested Shares.  The Administrator shall have the discretion to grant Options that are exercisable for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

5.13Notice of Disqualifying Disposition of Incentive Option Shares.  If a Participant sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.14Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A or Code Section 457A, the Option is intended to be structured to satisfy the requirements of Code Section 409A or Code Section 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 6.

RESTRICTED STOCK

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6.1Issuance and Sale of Restricted Stock.  The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

6.2Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the applicable Restricted Stock Agreement.  Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

6.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by:  (a) cash; (b) check (cheque); (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

6.4Vesting of Restricted Stock.  Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

6.5Rights as a Shareholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a shareholder with respect to Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

6.6Dividends.  If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1Grants of Stock Appreciation Rights.  The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

7.2Stock Appreciation Right Agreements.  A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement.  Each Stock Appreciation Right Agreement shall be in such form, and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

7.3Base Price.  The Base Price per Ordinary Share covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted.  However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

7.4Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

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7.5Vesting and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

7.6Amount, Form and Timing of Settlement.  Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of an Ordinary Share on the date of exercise over the Base Price per Ordinary Share covered by such Stock Appreciation Right and (b) the number of Ordinary Shares with respect to which such Stock Appreciation Right is being exercised.  Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A 1(b)(5)(i)(D) or Section 457A of the Code.  Such payment may, in the discretion of the Administrator, be in cash, Ordinary Shares of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

7.7Rights as a Shareholder.  Holders of Stock Appreciation Rights shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Stock Appreciation Rights, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

7.8Restrictions.  Stock Appreciation Rights may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

7.9Unvested Shares.  The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

7.10Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 7 to the contrary, to the extent that any award of Stock Appreciation Rights is subject to Code Section 409A or Code Section 457A, such award of Stock Appreciation Rights is intended to be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 8

RESTRICTED STOCK UNITS

8.1Grants of Restricted Stock Units.  The Administrator shall have the right to grant pursuant to this Plan, Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock Unit (which may be zero) shall be determined by the Administrator.

8.2Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement.  Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

8.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by:  (a) cash; (b) check (cheque); (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

8.4Vesting of Restricted Stock Units.  The Restricted Stock Units shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

8.5Rights as a Shareholder.  Holders of Restricted Stock Units shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Restricted Stock Units, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant

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Restricted Stock Unit Agreement.  Notwithstanding the foregoing, the Restricted Stock Unit Agreement may provide dividend equivalent rights to a holder of Restricted Stock Units.

8.6Restrictions.  Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

8.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 9

ADMINISTRATION OF THE PLAN

9.1Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee.  Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Ordinary Shares is then listed or admitted to trading.  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2Delegation to an Officer.  To the extent authorized by applicable law, the Board may delegate to one or more officers of the Company the authority to do one or both of the following: (a) designate employees (other than officers) of the Company or any of its subsidiary corporations to be recipients of Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights and (b) determine the number of Ordinary Shares to be subject to such Options, Stock Appreciation Rights or Restricted Stock Units or to be issued as Restricted Stock and granted to such employees (other than officers) of the Company or any of its subsidiary corporations; provided, however, that the resolutions of the Board regarding such delegation shall specify that grants of Plan awards to employees pursuant to this Section 9.2 shall be consistent with specific parameters approved in advance by the Committee.

9.3Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and Restricted Stock Units, and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement; (g) to accelerate the vesting of any Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i)  to amend outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants.  Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

9.4Repricing Prohibited.  Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, for Options with an Exercise Price that is less than the Exercise Price

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of the original Options, or for Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company’s shareholders, evidenced by a majority of votes cast.

9.5Limitation on Liability.  No employee of the Company or, subject to applicable laws, member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10

RESTRICTIONS; EXTENSIONS

10.1Recovery.  All Options, Stock Appreciation Rights and Restricted Stock Units, or any Ordinary Shares or cash issued or awarded pursuant to the exercise of Options, Stock Appreciation Rights or Restricted Stock Units, and all Restricted Stock will be subject to recoupment in accordance with any clawback or recovery policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Option, Stock Appreciation Right, Restricted Stock Unit Agreement, or Restricted Stock Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

10.2Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan.  The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion. Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3Extension of Termination Date.

(a)If the exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)Unless otherwise provided in a Participant’s Option Agreement or Stock Appreciation Right Agreement, if the sale of any Ordinary Share received on exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the sale of the Ordinary Shares received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post-termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

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ARTICLE 11

CHANGE IN CONTROL

11.1Options and Stock Appreciation Rights.  In order to preserve a Participant’s rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that:  (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program (“New Incentives”).  If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or “spread”), if any, by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f)Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2Restricted Stock and Restricted Stock Units.  In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock or Restricted Stock Units, in the event of a Change in Control of the Company:

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(a)All Restricted Stock and Restricted Stock Units shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Agreements or Restricted Stock Unit Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property.

(b)The Administrator in its discretion may provide in any Restricted Stock Agreement and Restricted Stock Unit Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Agreement or Restricted Stock Unit Agreement, or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property, then the Restricted Stock or Restricted Stock Units or any substituted shares, cash or property covered thereby shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Agreement or Restricted Stock Unit Agreement.

(c)If vesting of outstanding Restricted Stock or Restricted Stock Units will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock or Restricted Stock Units for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock or Restricted Stock Units vested immediately prior to the Change in Control.

(d)The Administrator shall have the discretion to provide in each Restricted Stock Agreement or Restricted Stock Unit Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock or Restricted Stock Units in the event of a Change in Control and (ii) assumption of such Restricted Stock Agreements or Restricted Stock Unit Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Restricted Stock Agreement or Restricted Stock Unit Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.2(a) - 10.2(c) above.

11.3Dissolution or Liquidation.  Except as otherwise provided in an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Options, Stock Appreciation Rights, and Restricted Stock Units  will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or Restricted Stock Units or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

11.4Compliance with Sections 409A and 457A of the Code.  Notwithstanding anything else provided in this Article 11, in the case of any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right that constitutes a deferral of compensation within the meaning of Section 409A or 457A of the Code, the Committee will not accelerate the payment of such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right unless it determines in good faith that such accelerated payment is permissible under Sections 409A or 457A of the Code, as applicable.

ARTICLE 12

AMENDMENT AND TERMINATION OF THE PLAN

12.1Amendments.  The Board may from time to time alter, amend, suspend or terminate this Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement without such Participant’s consent.  The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A or Section 457A of the Code and/or ensuring the Plan or any awards granted under the Plan are

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exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A or Section 457A of the Code, subject to the limitations, if any, of applicable law.

12.2Foreign Participants. The Board may from time to time adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Service Providers who are foreign nationals or employed outside Jersey, Channel Islands (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

12.3Plan Termination.  Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights may be granted under the Plan thereafter, but Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13

TAXES

13.1Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax by (a) directing the Company to apply Ordinary Shares to which the Participant is entitled as a result of the exercise of an Option or Stock Appreciation Right or vesting of a Restricted Stock or Restricted Stock Unit or (b) delivering to the Company Ordinary Shares owned by the Participant.  The Ordinary Shares so applied or delivered in satisfaction of the Participant’s minimum tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

13.2Compliance with Section 409A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 409A of the Code such Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code.  Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant’s separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

(a)Compliance with Section 457A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 457A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 457A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 457A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 457A of the Code such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 457A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 457A of the Code, and may contain terms compliant with the following

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March 31, 2014

limitations: Options and Stock Appreciation Rights subject to Section 457A of the Code will be settled in Ordinary Shares only.  In no event will any Option or Stock Appreciation Right be settled in cash;

(b)A Participant's continued service with the Company, a parent of the Company or a subsidiary will be required in order for Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code to vest.  In no event will any Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code provide for vesting (1) upon voluntary termination, (2) solely on the basis of achievement of performance goals or objectives, or (3) following termination of a Participant's employment or service relationship with the Company;

(c)The Ordinary Shares underlying Restricted Stock and Restricted Stock Units subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) will be issued on the applicable vesting date for those shares or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date; and

(d)Options or Stock Appreciation Rights subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) must be exercised no later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date.

Notwithstanding the provisions of Section 13.3, the Committee may, when appropriate, grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights pursuant to this Plan to individuals subject to taxation in the United States with terms that do not comply with the provisions of Code Section 457A, subjecting such individual to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.  Similarly, the Committee may, when appropriate, amend the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights made pursuant to this Plan to add terms that do not comply with the provisions of Code Section 457A, subjecting holder of the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.

ARTICLE 14

MISCELLANEOUS

14.1Benefits Not Alienable.  Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily.  Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding awards under the Plan. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of award under the Plan or a possible period in which such Option or other award may not be exercised. The Company has no duty or obligation to reduce the tax consequences of any award granted to a Participant under the Plan.

14.3Application of Funds.  The proceeds received by the Company from the sale of Ordinary Shares pursuant to Option Agreements, Restricted Stock Unit Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its shareholders or as otherwise required by applicable law.

14.5Adoption and Shareholder Approval.  This Plan will become effective on the Effective Date and will be approved by the shareholders of the Company (excluding Ordinary Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date.  Upon the Effective Date, the Administrator may grant Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights pursuant to this Plan; provided, however, that: (a) no Option or Stock Appreciation Right may be exercised prior to initial shareholder approval of this Plan; (b) no Option or Stock Appreciation Right granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options, Restricted Stock,

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March 31, 2014

Restricted Stock Units or Stock Appreciation Rights shall be canceled, any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled and any purchase of such Ordinary Shares issued hereunder shall be rescinded; and (d) Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator which increase is not approved by shareholders within the time then required and any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, and any purchase of Ordinary Shares subject to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be rescinded.

14.6Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

14.7Governing Law.  The Plan shall be governed by and construed in accordance with the laws of Jersey without reference to the principles of conflicts of laws thereof.

Exhibit A

Performance Criteria

The Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan, which are limited to any one of, or combination of, the criteria set forth below:

(i)pre-tax income,

(ii)after-tax income,

(iii)net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

(iv)operating income or profit,

(v)cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

(vi)earnings per share (basic or diluted),

(vii)return on equity,

(viii)returns on sales or revenues,

(ix)return on invested capital or assets (gross or net),

(x)cash, funds or earnings available for distribution,

(xi)appreciation in the fair market value of the Ordinary Shares,

(xii)operating expenses,

(xiii)implementation or completion of critical projects or processes,

(xiv)return on investment,

(xv)total return to shareholders (meaning the aggregate Ordinary Share price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

(xvi)net earnings growth,

(xvii)stock appreciation (meaning an increase in the price or value of the Ordinary Shares after the date of grant of an award and during the applicable period),

(xviii)related return ratios,

(xix)increase in revenues,

(xx)the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return,

(xxi)net earnings,

(xxii)changes (or the absence of changes) in the per share or aggregate market price of the Company's Ordinary Shares,

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March 31, 2014

(xxiii)number of securities sold,

(xxiv)earnings before or after any one or more of the following items:  interest, taxes, depreciation or amortization, as reflected in the Company's financial reports for the applicable period,

(xxv)total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period),

(xxvi)economic value created,

(xxvii)operating margin or profit margin,

(xxviii)Ordinary Share price or total shareholder return,

(xxix)cost targets, reductions and savings, productivity and efficiencies,

(xxx)strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

(xxxi)objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

(xxxii)any combination of, or a specified increase or improvement in, any of the foregoing.

Quotient Limited

March 31, 2014

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholder - October 28, 2016

Stephen Unger and Roland Boyd or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Quotient Limited to be held on October 28, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal Nine.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

p PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. p

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A	–	Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-8 and “FOR” approval of the auditors in Proposal 9.

☐	Mark here to vote as the Board recommends.

1.	Election of Directors until the next Annual Meeting of the Company:
	01 – Paul Cowan	03 – Frederick Hallsworth	05 – Sarah O’Connor	07 – Zubeen Shroff

	02 – Thomas Bologna	04 – Brian McDonough	06 – Heino von Prondzynski	08 – John Wilkerson

☐	Mark here to vote FOR all nominees.	☐	Mark here to withhold vote from all nominees.	☐	For all EXCEPT – To withhold authority to vote for a nominee, write the name of such nominee below.

FOR	AGAINST	ABSTAIN
☐	☐	☐

9.	Proposal to approve (a) the Amended and Restated 2014
Plan, which reflects amendments to the 2014 Plan to
increase the number of ordinary shares authorized for
issuance by 750,000 shares, and (b) the Amended and
Restated 2014 Plan for the purpose of complying with the
shareholder approval requirements of Section 162(m) of
the Internal Revenue Code.

FOR	AGAINST	ABSTAIN
☐	☐	☐

10.	Proposal to re-appoint Ernst & Young LLP
as our auditors from the conclusion of this meeting
until the next Annual Meeting of the Company to be
held in 2017, to ratify the appointment of Ernst &
Young LLP as our independent registered public
accounting firm and to authorize the directors to
determine the fees to be paid to the auditors

B	–	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

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